SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

OHIO CASUALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OHIO CASUALTY CORPORATION

9450 Seward Road

Fairfield, Ohio 45014

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Be Held May 18, 2005

April 6, 2005

To the Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Ohio Casualty Corporation (the “Company”) will be held in the Ohio Casualty University Auditorium, 9450 Seward Road, Fairfield, Ohio 45014, on Wednesday, May 18, 2005, at 10:30 a.m., local time, for the following purposes:

(1)	To elect the following individuals as directors for a term expiring in 2008 (Class III):

Dan R. Carmichael	Catherine E. Dolan	Philip G. Heasley	Michael L. Wright

(2)	To approve the Ohio Casualty Corporation 2005 Incentive Plan.

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Holders of record of common shares of the Company as of the close of business on March 15, 2005 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. As of March 15, 2005, there were 62,481,032 common shares outstanding. Each common share is entitled to one vote on all matters properly brought before the Annual Meeting.

By Order of the Board of Directors,

Debra K. Crane, Senior Vice President,

General Counsel and Secretary

EVERY SHAREHOLDER’S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD SO THAT YOUR COMMON SHARES WILL BE REPRESENTED. A POSTAGE PAID, ADDRESSED ENVELOPE FOR MAILING IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY ALSO VOTE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE. INSTRUCTIONS ON DOING SO ARE PROVIDED IN THE PROXY STATEMENT AND ON THE PROXY CARD.

OHIO CASUALTY CORPORATION

9450 Seward Road

Fairfield, Ohio 45014

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

You are receiving this proxy statement and proxy card from us because you own common shares of Ohio Casualty Corporation (the “Company”). This proxy statement describes the proposals on which the Board of Directors would like you to vote and gives you information to make an informed voting decision. The Board of Directors is also asking for your proxy to be used at the Annual Meeting of Shareholders. This proxy statement and form of proxy will be mailed to shareholders beginning on or about April 6, 2005.

VOTING AT THE ANNUAL MEETING

Date, Time and Place of the Meeting

We will hold the Annual Meeting of Shareholders (the “Annual Meeting”) in the Ohio Casualty University Auditorium, 9450 Seward Road, Fairfield, Ohio 45014, at 10:30 a.m., local time, on Wednesday, May 18, 2005, and at any adjournment thereof.

Who Can Vote

Record holders of the Company’s common shares at the close of business on March 15, 2005, are entitled to notice of and to vote at the Annual Meeting. On the record date, 62,481,032 common shares were issued and outstanding. Each outstanding common share will be entitled to one vote on each matter. Common shares of the Company are referred to in this proxy statement as “shares”.

Quorum for the Meeting

A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will determine whether a quorum is present at the Annual Meeting. In the event that a quorum is not present at the Annual Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Votes Required

Election of Directors. The nominees for director who receive the greatest number of the votes cast in person or by proxy at the Annual Meeting will be elected directors of the Company. Instructions to withhold authority to vote will not count “FOR” or “AGAINST” the election of directors, because directors are elected by a plurality of votes cast. A properly executed proxy marked “WITHHELD” will be counted for purposes of determining whether there is a quorum.

Other Items. For Proposal 2, the affirmative vote of the holders of a majority of the shares that are voted on the Proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to Proposal 2 will not be voted, although it will be counted for purposes of determining whether there is a quorum and the number of shares necessary for approval. Accordingly, an abstention will have the effect of a negative vote on this Proposal.

Participants in Dividend Reinvestment Plan and Employee Savings Plan. If the shareholder is a participant in the Company’s Dividend Reinvestment Plan or a participant in The Ohio Casualty Insurance Company Employee Savings Plan, the enclosed proxy represents the number of shares held on account of the participant in those plans as well as shares held of record by the participant. With respect to participants in the Employee Savings Plan, the proxy also serves as the voting instruction card to the Plan trustee and represents the shareholder’s proportional interest in shares beneficially held by the trustee.

Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to Proposal 2 and/or any other matters brought before the meeting. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

How You Can Vote

You may attend the Annual Meeting and vote your shares in person. You also may choose to submit your proxies by any of the following methods:

•	Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of the nominees identified in this Proxy Statement, and FOR the approval of the Ohio Casualty Corporation 2005 Incentive Plan.

•	Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using the personal control number located on your proxy card. If you vote by telephone, you should not return your proxy card.

•	Voting by Internet. You can also vote on the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal control number located on your proxy card. If you vote on the Internet, you should not return your proxy card.

How You May Revoke or Change Your Vote

You can revoke your proxy at any time before it is voted at the Annual Meeting by any of the following methods:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•	Sending a written notice, including by facsimile or electronic mail, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

Ohio Casualty Corporation

9450 Seward Road

Fairfield, Ohio 45014

Facsimile: (513) 603-2208

Attention: Debra K. Crane, Senior Vice President,

    General Counsel and Secretary

Email to: debra.crane@ocas.com

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the institution that holds your shares to be able to vote at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

The table below identifies the only persons known to the Company to own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) more than 5% of the Company’s outstanding shares:

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Common Shares(1)
T. ROWE PRICE ASSOCIATES, INC. 100 E. Pratt Street Baltimore, Maryland 21202	5,806,800	9.29

DIMENSIONAL FUND ADVISORS, INC. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	4,135,415	6.62

FIRST MANHATTAN CO. 437 Madison Avenue New York, New York 10022	3,246,694	5.20

(1)	Based on 62,481,032 shares, the number of shares outstanding as of March 15, 2005.

(2)	Based upon information contained in a Schedule 13G filed February 14, 2005 with the Securities and Exchange Commission (“SEC”) by T. Rowe Price Associates, Inc. T. Rowe Price reported that it has sole voting power for 654,900 shares and sole dispositive power for 5,806,800 shares.

(3)	Based upon information contained in a Schedule 13G filed February 9, 2005, with the SEC by Dimensional Fund Advisors Inc. (“Dimensional”). Dimensional reported sole voting power and sole dispositive power for 4,135,415 shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the reported shares, and Dimensional disclaims beneficial ownership of such shares.

(4)	Based upon information contained in a Schedule 13G filed February 8, 2005, with the SEC by First Manhattan Co. (“First Manhattan”). First Manhattan reported sole voting power for 97,700 shares, shared voting power for 3,060,963 shares, sole dispositive power for 97,700 shares and shared dispositive power for 3,148,994 shares. The total amount beneficially owned includes 582,100 shares owned by family members of Senior Managing Directors of First Manhattan, of which it disclaims dispositive power as to 178,000 of such shares and beneficial ownership for 404,100 of such shares.

SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS

AND NOMINEES FOR ELECTION AS DIRECTOR

As of March 15, 2005, the directors of the Company, the nominees for election as directors, the named executive officers in the Summary Compensation Table, and all executive officers and directors of the Company as a group, beneficially owned shares of the Company as set forth in the table below:

Name of Individual or Group	Number of Common Shares Beneficially Owned(1)		Options Exercisable Within 60 Days	Shared Investment/ Voting Power Over Employees Retirement Plan Shares(2)	Total		Percent of Class(3)
Terrence J. Baehr	7,842		33,000		40,842

Jack E. Brown	20,990		33,000		53,990

John S. Busby	18,985	(4)	119,861		138,846	(4)

Dan R. Carmichael	101,099	(4)	1,303,942		1,405,041	(4)	2.25%

Debra K. Crane	11,935	(4)	76,451		88,386

Catherine E. Dolan	11,390		33,000		44,390

Philip G. Heasley	3,579		6,000		9,579

Ralph S. Michael III	5,079		10,000	534,464	15,079	(5)

Robert A. Oakley	2,328		6,000	534,464	8,328	(5)

Stanley N. Pontius	26,215		33,000	534,464	59,215	(5)

Elizabeth M. Riczko	13,823	(4)	169,016		182,839	(4)

Jan H. Suwinski	7,579		8,000		15,579

Michael A. Winner	2,500		16,666		19,166

Michael L. Wright	496		2,000		2,496

All Executive Officers, Current Directors and Nominees as a Group (21 Persons)	532,250	(4)	2,299,235	534,464	3,365,949	(4)	5.39%

(1)	Unless otherwise indicated, each named person has voting and investment power over the listed shares, and such voting and investment power is exercised solely by the named person or shared with a spouse.

(2)	Consists of 534,464 shares held in the Company’s Employees Retirement Plan on December 31, 2004 as to which the named individuals share voting and investment power solely by reason of being members of the Finance Committee that oversees the investment activities of the Employees Retirement Plan. Messrs. Michael, Oakley and Pontius disclaim beneficial ownership of these shares.

(3)	Percentages are listed only for those individuals who are the beneficial owners of more than 1% of the outstanding shares.

(4)	The share ownership for Messrs. Carmichael and Busby includes 5,959 and 12,016 shares, respectively, held for the accounts of these individuals by the trustee of the Company’s Employee Savings Plan. Ms. Riczko’s and Ms. Crane’s share ownership includes 2,590 and 2,629 shares, respectively, held in an account in the same plan. Such persons have sole voting power with respect to these shares and also hold investment power subject to limitations in the Plan.

(5)	Share ownership totals for Messrs. Michael, Oakley and Pontius do not include the shares held in the Company’s Employees Retirement Plan.

ELECTION OF DIRECTORS

The Board of Directors has nominated the 4 persons named under Class III in the following table for election at the Annual Meeting for three-year terms expiring in 2008. In the event that any one or more of the nominees unexpectedly becomes unavailable for election, the shares represented by the proxies received will be voted in accordance with the best judgment of the proxy holders for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The proxies will not be voted for more than 4 nominees.

Name and Age(1)	Position with Company and/or Principal Occupation or Employment During Last Five Years	Director Since
Nominees: Class III: Term Expiring in 2008

Dan R. Carmichael, 60	President, Chief Executive Officer and Director of the Company since 2000; CEO and Director of the subsidiaries of the Company since May 2004. President of the subsidiaries from December 2000 to May 2004. Previously, President and Chief Executive Officer of IVANS, Inc., Greenwich, Connecticut from 1995 to 2000. Other directorships: Alleghany Corporation, Platinum Underwriters Holdings, Ltd.	2000

Catherine E. Dolan, 47	Senior Vice President, Wachovia Bank, N.A. (formerly First Union National Bank), Charlotte, North Carolina since 2000. Previously, Managing Director of the Financial Institutions Group, First Union National Bank, Charlotte, North Carolina from 1995 to 2000.	1994

Philip G. Heasley, 55	Former Chairman and Chief Executive Officer of First USA, a subsidiary of Bank One, from 2000 to 2003. Previously, President and Chief Operating Officer of U.S. Bancorp from 1999 to 2000. Vice Chairman of U.S. Bancorp from 1994 to 1999. Other directorships: Fidelity National Financial, Inc., Fair Isaac Corporation and Kintera.	2002

Michael A. Wright, 54	Chief Operating Officer, Morris Associates; Former Senior Vice President and Chief Advisory Officer of CNA Insurance, Nashville, Tennessee, 2002 to 2004; Former Managing Partner of Technology Partners International, Houston, Texas, 2000 to 2002 and Former President and COO of Renaissance, Inc., Indianapolis, Indiana from 1999 to 2000.	2004

Name and Age(1)	Position with Company and/or Principal Occupation or Employment During Last Five Years	Director Since
Directors Whose Terms Continue Beyond the Annual Meeting:
Class I: Term Expiring in 2006 (2)

Jack E. Brown, 61	Executive Vice President, Global AC Nielsen, Covington, Kentucky since January, 2002; Chairman of the Board, AC Nielsen BASES since 1998. Other directorships: BBI Marketing Services (Chairman); and PNC Bank, Ohio.	1994

Robert A. Oakley, 58	Arthur Shepard Executive-In-Residence, Fisher College of Business, The Ohio State University, Columbus, Ohio, since February 2003. Previously Executive Vice President and Chief Financial Officer, Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc. from 1995 to retirement in January, 2003.	2003

Jan H. Suwinski, 63	Professor of Business Operations, The Johnson Graduate School of Management at Cornell University in Ithaca, New York since 1997. Previously Executive Vice President, Optoelectronics Group, Corning, Inc. from 1990-1996. Other directorships: Tellabs, Inc. and Thor Industries.	2002

Name and Age(1)	Position with Company and/or Principal Occupation or Employment During Last Five Years	Director Since

Class II: Term Expiring in 2007

Terrence J. Baehr, 54	Managing Director for Prudential Financial Account, IBM Corporation since January, 2004 and Vice President, Sales, Americas East Region, IBM Corporation, White Plains, New York since June 2000. Previously, Vice President, Strategy and Solutions, Global Financial Services Sector for IBM Corporation January to June 2000; Vice President, Insurance Industry, North and South America for IBM, from 1998 to 1999.	1999

Ralph S. Michael III, 50	Executive Vice President and Manager, West Commercial Banking, US Bank, N.A., since 2004. President, US Bank-Oregon since 2003. Previously Group Executive, PNC Advisors and PNC Capital Markets, Pittsburgh, Pennsylvania, from 2001 to 2002, and Chief Executive Officer, PNC Corporate Banking from 1996 to 2001. Other directorships: Integrated Alarm Services Group and Key Energy Services, Inc.	2002

Stanley N. Pontius, 58	Lead Director of the Company since 2003; previously, Chairman of the Company from 2001 to 2003. Also, Chairman of the subsidiaries of the Company since 2001. Former President & CEO and Director of First Financial Bancorp, Hamilton, Ohio, 1991-2003 and Former Chairman of the Board of its principal subsidiary, First Financial Bank, Hamilton, Ohio 1998-2003.	1994

(1)	Ages are listed as of the date of the Annual Meeting.
(2)	William P. Boardman resigned as director of Ohio Casualty Corporation and its insurance subsidiaries effective March 30, 2005 to enable him to concentrate on his other business activities.

MEETINGS OF THE BOARD OF DIRECTORS

AND COMMITTEES OF THE BOARD

During 2004, the Board of Directors held six meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served. The Board of Directors has standing Audit, Executive, Executive Compensation, Finance and Governance Committees. Each of the committees, except the Executive Committee, has a written charter, which may be found at www.ocas.com/corporate. All members of these committees, with the exception of the Executive Committee, are independent directors as defined by the NASDAQ Stock Market’s Listing Standards.

The Audit Committee held eleven meetings during 2004. Current members of the Audit Committee are Catherine E. Dolan (Chair), Philip G. Heasley, Ralph S. Michael III and Robert A. Oakley. The Audit Committee has determined that each of Ms. Dolan and Messrs. Heasley, Michael and Oakley qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. All four directors are considered “independent” under the listing standards of the NASDAQ Stock Market governing the qualifications of the members of audit committees and the independence requirements under Rule 10A-3 of the Securities Exchange Act. For a more detailed description of the role of the Audit Committee, see Report of the Audit Committee on page 23. The Audit Committee Charter was amended during 2004 and is attached hereto as Exhibit A.

The Executive Committee did not meet during 2004. Current members of the Executive Committee are Jack E. Brown, Dan R. Carmichael and Stanley N. Pontius (Chair). The Executive Committee is empowered to exercise all the powers of the Board of Directors in the management of the Company between meetings of the Board of Directors, other than filling vacancies on the Board or any committee of the Board.

The Executive Compensation Committee held seven meetings during 2004. Current members of the Executive Compensation Committee are Jack E. Brown (Chair), Philip G. Heasley, Jan H. Suwinski and Michael L. Wright. In addition to determining the compensation of the Executive Officers including the Chief Executive Officer and administering the Company’s executive stock option plans, the Executive Compensation Committee also carries out the responsibilities described in the Report of the Executive Compensation Committee on page 20.

The Finance Committee held seven meetings in 2004. Current members of the Finance Committee are Ralph S. Michael III (Chair), Robert A. Oakley and Stanley N. Pontius. The Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management and investment of the Company’s invested assets and finance and capital matters of the Company, including debt and equity.

The Governance Committee held seven meetings during 2004. Current members of the Governance Committee are Terrence J. Baehr (Chair), Stanley N. Pontius, Jan H. Suwinski and Michael L. Wright. The Governance Committee promotes the effective operation of the Board of Directors through proper committee composition, nominee selection and effective task distribution.

DIRECTOR NOMINATION PROCESS

The Governance Committee of the Company is currently comprised of four directors, Terrence J. Baehr, Stanley N. Pontius, Jan H. Suwinski and Michael L. Wright, each of whom is independent (as defined in the NASDAQ Stock Market’s Listing Standards). The Governance Committee has adopted a formal written charter specifying its scope and purpose. Pursuant to its charter, the Governance Committee is to (a) maximize the effectiveness of the Board through proper composition, development, selection and process efficiency, (b) review and develop governance principles and recommend to the Board appropriate changes from time to time and (c) maintain oversight to ensure that adequate structure and accountability are in place in key areas of compliance. The charter of the Governance Committee and the Corporate Governance Principles are available on the Company’s website at www.ocas.com/corporate.

The Governance Committee will consider any candidate for director recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Governance Committee should send such recommendation in writing to Debra K. Crane, Senior Vice President, General Counsel and Secretary, 9450 Seward Road, Fairfield, Ohio 45014. For the 2006 Annual Meeting, shareholders should submit their recommendations for director candidates no later than February 21, 2006. A shareholder must also comply with the requirements set forth in the Company’s Code of Regulations which are more fully explained on page 26 of this proxy statement under “Shareholder Proposals and Nominations.” Every submission must include a statement of the qualifications of the nominee, a consent signed by the candidate evidencing a willingness to serve as a director if elected, and a commitment by the candidate to meet personally, if requested, with the Governance Committee members.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Governance Committee will apply the criteria set forth in Ohio Casualty Corporation’s Corporate Governance Principles. These criteria include, among other things, experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Governance Committee shall be responsible for assessing the appropriate balance of criteria required of Board members. The Company has not previously paid any third party a fee to assist in the process of identifying or evaluating candidates.

Michael L. Wright was appointed as a director of the Company in August, 2004. The Governance Committee polled the Board of Directors, identified and then considered candidates in 2004 who were residents of Indiana. A resident of Indiana was necessary to meet regulatory requirements for the Indiana subsidiaries of the Company. Dan Carmichael, the Chief Executive Officer of the Company, first recommended Mr. Wright to the Governance Committee for consideration as a potential candidate. Following the consideration of all information, including interviews and the results of due diligence, the Committee proceeded to arrange for the Board to interview certain candidates. Based upon all information presented and the interviews conducted, the Governance Committee recommended to the Board that Mr. Wright be appointed as a director, which appointment was unanimously approved by the Board.

Communications with the Board

Shareholders may anonymously communicate with the Board or any of the directors by calling 1-888-270-5939 or sending written communications addressed to the Board or any of the directors, c/o Secretary, Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014. All shareholder communications are compiled by the Secretary for Board review.

Director Attendance at Annual Meetings

As stated in the Company’s Corporate Governance Principles, directors are expected to attend the Annual Meetings of Shareholders. All directors, with the exception of Ralph S. Michael III, attended the 2004 annual meeting of the Company’s shareholders held on April 21, 2004.

DIRECTORS’ FEES AND OTHER COMPENSATION

Each director who is not an employee of the Company, except for the lead director of the Board, receives an annual retainer of $30,000 for services as a director of the Company. The lead director of the Board receives an annual retainer of $75,000. In 2004, the annual retainer consisted of 50% cash and 50% in the form of shares of the Company. Each non-employee director of the Company also receives $1,500 plus expenses for each meeting attended in person and $500 per meeting attended via teleconference.

The Chair of the Audit Committee receives an annual fee of $9,000 and the Chairs of the Governance Committee, Executive Compensation Committee and Finance Committee each receive an annual fee of $6,000 for such services.

Non-employee directors may elect to defer all or a part of the cash compensation they earn for services as directors in performance shares or cash. In 2004, fees deferred in the directors’ cash accounts were credited with interest in the following amounts: Ms. Dolan, $8,966, Mr. Michael, $1,416 and Mr. Pontius, $9,878. This interest was calculated at a rate equal to the yield reported in the Company’s annual report on Form 10-K for the taxable fixed income portfolio as of December 31, 2003. Performance shares are equivalent in value to the Company’s shares, but the performance shares have no voting rights. All fees deferred in performance shares are payable only in cash.

Under the Company’s current stock option plan, any individual who becomes or is re-elected a non-employee director is automatically granted a non-qualified stock option (an “NQSO”) to purchase 6,000 shares (pro-rated based on term) effective on the third business day following the first meeting of the Board of Directors after his/her election, re-election or appointment to the Board. The exercise price of each NQSO granted to a non-employee director is equal to the fair market value of the shares on the date of grant. NQSOs granted to non-employee directors have terms of ten years (subject to earlier termination in certain cases) and may not be exercised during the six months following their date of grant. On April 26, 2004, Terrence J. Baehr, Ralph S. Michael III and Stanley N. Pontius were each granted an NQSO to purchase 6,000 shares of the Company, at an exercise price of $20.11 per share, the closing market price of the shares on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Brad J. Busby, an employee in the Financial Accounting Department of the Company, is the son of John S. Busby, Executive Vice President & Chief Operating Officer of Specialty Lines. Brad Busby’s salary for 2004 was $63,720.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below presents information concerning compensation provided by the Company to its named executive officers for services rendered in all capacities for each of the Company’s last three completed fiscal years:

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options/ SARs(#)	LTIP Payout ($)	All Other Compensation ($)(5)
Dan R. Carmichael President, Chief Executive Officer	2004 2003 2002	700,000 726,923 700,000	1,417,500 267,969 525,000	6,893 14,681 0	0 0 0	269,231 221,300 400,000	0 0 0	52,340 47,480 223,471

Elizabeth M. Riczko President of Insurance Operations	2004 2003 2002	318,659 288,653 261,106	352,381 175,621 0	7,261 7,125 109,494	37,900 0 88,725	32,350 26,000 21,900	0 4,720 4,200	23,173 9,394 8,774

Debra K. Crane Senior Vice President, General Counsel and Secretary	2004 2003 2002	252,355 249,131 226,235	290,756 66,670 0	7,268 18,062 7,062	160,650 0 0	21,255 23,200 10,900	0 0 393	16,427 7,427 7,406

John S. Busby Executive Vice President, Chief Operating Officer (Specialty Lines)	2004 2003 2002	251,935 246,631 226,812	222,988 82,972 57,325	7,254 13,176 31,728	37,900 0 17,745	23,806 26,000 21,900	0 0 1,573	18,234 9,274 8,079

Michael A. Winner Executive Vice President and Chief Financial Officer	2004 2003 2002	220,080 — —	227,509 — —	40,166 — —	61,375 — —	78,884 — —	0 — —	55,219 — —

Donald F. McKee Former Chief Financial Officer(1)	2004 2003 2002	217,835 380,234 357,067	405,350 0 175,000	6,856 8,826 44,852	37,900 0 0	0 131,500 150,000	0 0 0	191,360 17,177 81,250

(1)	Mr. McKee served as Chief Financial Officer of the Company through May, 2004.

(2)	For 2004, reflects bonus amounts earned calculable as of the date of this proxy statement. For 2002 and 2003, reflects Annual Incentive Program bonuses earned for 2002 and 2003. Bonuses payable under the 2002 Annual Incentive Program were paid out over a two year period in 2003 and 2004; bonuses payable under the 2003 Annual Incentive Program were paid out over a two-year period in 2004 and 2005 (See Report of the Executive Compensation Committee on page 20 for a discussion of the Annual Incentive Program).

(3)	For 2004, includes officer benefits provided by the Company for items such as financial planning, computer purchases and memberships (“officer benefits”) in an amount of $4,700 each to Mr. Carmichael, Ms. Riczko, Ms. Crane, Mr. Busby and Mr. McKee. Includes payments of $4,308 towards officer benefits and $21,295 towards relocation expenses paid to Mr. Winner. Also includes imputed taxes with respect to officer benefits expenses and relocation expenses in the following amounts: Mr. Carmichael, $2,168; Ms. Riczko, $2,536; Ms. Crane, $2,543; Mr. Busby, $2,531; Mr. Winner, $14,538 and Mr. McKee, $2,156.

(4)	Includes 2,000 restricted shares valued at $18.95 per share issued on February 18, 2004 to each of Ms. Riczko, Ms. Crane and Messrs. Busby and McKee. These restricted shares vest on the third anniversary of the date of grant as long as the executive officer is an employee on such date, with earlier vesting occurring on retirement, death, disability or following a merger, consolidation or similar event. The restricted shares issued to Mr. McKee were forfeited upon his departure from the Company in May, 2004. The value of each of the outstanding restricted stock awards at the end of the fiscal year 2004 was $46,720. Also includes for Ms. Crane and Mr. Winner $122,750 and $61,375 respectively, the value of 5,000 and 2,500 restricted shares respectively, at $24.55 per share as of February 25, 2005, which were awarded on that date for services rendered in 2004. These restricted shares vest on the second anniversary of the date of grant as long as the executive officer is an employee on such date, with earlier vesting occurring on death, disability or following a merger, consolidation or similar event.

(5)	For 2004, includes contributions made by the Company into the Employee Savings Plan in the following amounts: Mr. Carmichael, $5,651; Ms. Riczko, $5,916; Ms. Crane, $5,760; Mr. Busby, $6,150; Mr. Winner, $5,794 and Mr. McKee, $6,150. Includes contributions made by the Company into the Supplemental Executive Savings Plan in the following amounts: Mr. Carmichael, $14,850; Ms. Riczko, $6,408; Ms. Crane, $1,463; Mr. Busby, $3,780; Mr. Winner, $1,625 and Mr. McKee, $1,285. Includes contributions made to the Company’s Profit Sharing Plan in the following amounts: Mr. Carmichael, $21,000; Ms. Riczko, $10,199; Ms. Crane, $7,753; Mr. Busby, $7,784 and Mr. Winner, $7,800. Includes company paid group life insurance in the amount of $520 paid to Mr. Busby and $347 to Mr. McKee. Includes for Mr. Carmichael $10,839 towards interest credited to his deferred compensation account in 2004 for fiscal year 2003. Includes for Ms. Riczko $650 paid towards an educational bonus; for Ms. Crane $125 paid towards educational bonus and $1,300 paid towards instructor bonus and for Mr. Winner $40,000 paid towards sign-on bonus. Also includes for Mr. McKee $30,006 paid towards unused vacation and $153,572 pursuant to his separation agreement.

Option Grants in Last Fiscal Year

The table below sets forth information concerning the grant of stock options during the last fiscal year to the named executive officers. No stock appreciation rights were granted during the last fiscal year.

Name	Number of Shares Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						($) 5%	($) 10%

Dan R. Carmichael	269,231	(2)	30.09	18.51	5/13/14	3,134,075	7,942,361
Elizabeth M. Riczko	32,350	(2)	3.62	18.51	5/13/14	376,581	954,331
Debra K. Crane	21,255	(2)	2.38	18.51	5/13/14	247,426	627,026
John S. Busby	23,806	(2)	2.66	18.51	5/13/14	277,122	702,281
Michael A. Winner	50,000	(2)	5.59	18.73	2/9/14	588,960	1,492,540
	28,884	(2)	3.23	18.95	6/4/14	344,227	872,338
Donald F. McKee(3)	—		—	—	—	—	—

(1)	The dollar amounts under these columns are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and therefore, are not intended to forecast future financial performance or possible future appreciation in the price of the Company’s shares. Shareholders are, therefore, cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown when the price of the Company’s shares appreciates, which benefits all shareholders commensurately.

(2)	These stock options were granted under the Ohio Casualty Corporation 2002 Stock Incentive Program at the fair market value of the underlying option shares on the date of grant. These options become exercisable as to one-third of the option shares on each of the first three anniversaries of the date of grant and have a term of ten years. In the event of a change in control of the Company, the stock options would become exercisable in full. Stock options reported consist of both Incentive Stock Options and Non-Qualified Stock Options.

(3)	No stock options were granted to Mr. McKee in 2004.

Option Exercises in Last Fiscal Year

The table below sets forth for each of the executive officers of the Company named in the Summary Compensation Table, the fiscal year-end value of unexercised stock options held by such executive officer. None of these individuals exercised any stock options during 2004.

Aggregated Option Exercises in

Last Fiscal Year and Fiscal Year-End Option Value

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dan R. Carmichael	0	0	1,140,432	550,099	12,542,427	4,287,321
Elizabeth M. Riczko	0	0	136,266	56,984	1,357,446	390,338
Debra K. Crane	0	0	57,999	40,356	688,024	295,137
John S. Busby	0	0	89,959	48,440	924,967	348,942
Michael A. Winner	0	0	0	78,884	0	358,484
Donald F. McKee	381,500	2,131,529	100,000	0	1,215,000	0

(1)	“Value of Unexercised In-the-Money Options at Fiscal Year-End” is based upon the fair market value of the Company’s shares on December 31, 2004 ($23.36), less the exercise price of in-the-money options on December 31, 2004. Exercise prices of these options range from $8.99 to $23.469.

EQUITY COMPENSATION PLANS

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2004:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,963,921	$15.1108	3,333,887	(1)
Equity compensation plans not approved by security holders(2)	1,808,750	$10.0642	2,558,900
Total	4,772,671	$12.5875	5,892,787

(1)	Includes 1,431,535 shares available for issuance under the Ohio Casualty Corporation 2002 Stock Incentive Program and 1,902,352 shares available for issuance under the Ohio Casualty Corporation 2002 Employee Stock Purchase Plan, as of December 31, 2004.

(2)	Includes options granted under the following non-shareholder approved Plans:

(a)	Ohio Casualty Corporation 1999 Broad-Based Employee Stock Option Plan (the “1999 Plan”).

(b)	Stock Options Agreements, effective as of March 23, 2000 between Ohio Casualty Corporation and each of Terrence J. Baehr, Arthur J. Bennert, Jack E. Brown, Catherine E. Dolan, Wayne R. Embry, Vaden Fitton, Stephen S. Marcum, Stanley N. Pontius, Howard L. Sloneker III and William L. Woodall (the “Directors Plan”).

(c)	Employment Agreement effective as of December 12, 2000 between Ohio Casualty Corporation and Dan R. Carmichael (the “Carmichael Agreement”)

(d)	Employment Agreement, effective as of September 19, 2001 between Ohio Casualty Corporation and Donald F. McKee (the “McKee Agreement”).

(e)	Ohio Casualty Corporation 2002 Broad-Based Employee Stock Option Plan (the “2002 Plan”).

Set forth below are the material features of the non-shareholder-approved plans:

The 1999 Plan and the 2002 Plan were designed to assist the Company to retain and to incent non-officer employees of the Company. An aggregate of 1,500,000 shares and 2,000,000 shares were reserved for issuance under the 1999 Plan and the 2002 Plan, respectively. Both plans provide for the award of non-qualified stock options at an exercise price of not less than the fair market value of common shares as of the day of the grant. Shares underlying the outstanding options vest over two equal annual installments and have a term of ten years. Options vest and become immediately exercisable upon retirement, death or disability or change in control (subject to a holding period of twelve months for the 1999 Plan). In the event of termination of a participant’s employment for any reason other than death, disability and retirement, the options will expire immediately after such termination. As of December 31, 2004, the 1999 Plan and the 2002 Plan had 293,900 and 2,000,000 shares available for grant respectively. As of December 31, 2004, options to purchase 433,750 shares with a weighted average price of $13.53 were outstanding under the 1999 Plan.

The 2000 Directors Plan was adopted by the Board of Directors in order to grant options pursuant to the Stock Option Agreements between the Company and its directors as of March 23, 2000. An aggregate of 165,000 shares were reserved for issuance under the 2000 Directors Plan of which 150,000 shares were awarded to the Directors of the Company on March 23, 2000. The 2000 Directors Plan provides for the award of non-qualified stock options at an exercise price of not less than the fair market value of common shares as of the day of the grant. The options of 15,000 shares each granted to the directors vested over two equal annual installments and have a term of ten years. Subject to a 6-month holding period, options vest and become immediately exercisable upon retirement, death, disability or change in control. As of December 31, 2004, options to purchase 75,000 shares with a weighted average price of $13.13 remain outstanding under the 2000 Directors Plan.

The Carmichael Agreement was adopted by the Board of Directors under which stock options were granted to Mr. Carmichael pursuant to its terms. An aggregate of 1,200,000 shares were reserved for issuance under the Carmichael Agreement all of which had been awarded to Mr. Carmichael as of December 31, 2002. The Carmichael Agreement provides for the award of non-qualified stock options at an exercise price of not less than the fair market value of common shares as of the day of the grant. The options granted to Mr. Carmichael vest over three equal annual installments and are for a term of 10 years each. As of December 31, 2004, options to purchase 1,200,000 shares with a weighted average price of $12.46 were outstanding under the Carmichael Agreement.

The McKee Agreement was adopted by the Board of Directors under which stock options were granted to Mr. McKee pursuant to its terms. An aggregate of 450,000 shares were reserved for issuance under the McKee Agreement out of which 200,000 shares were awarded to Mr. McKee on September 19, 2001. Subsequent stock option grants to Mr. McKee in 2002 and 2003 were awarded under the 2002 Plan in order to meet contractual obligations under the McKee Agreement. The McKee Agreement provided for the award of non-qualified stock options at an exercise price of not less than the fair market value of common shares as of the day of the grant. The options granted to Mr. McKee vest over three equal annual installments and are for a term of 10 years each. As of December 31, 2004, options to purchase 100,000 shares with a weighted average price of $11.20 were outstanding under the McKee Agreement. Subsequent to Mr. McKee’s departure, the Company removed from registration the 250,000 shares that remained unissued in the plan on March 1, 2005.

EMPLOYMENT AND SEPARATION AGREEMENTS

Dan R. Carmichael

On December 12, 2000, the Company entered into a five-year Employment Agreement (the “Carmichael Agreement”) with Dan R. Carmichael. The basic terms and conditions of the Carmichael Agreement include a minimum base salary of $700,000 per year, and annual bonuses for calendar years 2001 and 2002 equal to the greater of $525,000 or the bonus otherwise payable under any executive short-term bonus plan that is in effect.

In accordance with the Carmichael Agreement, the Company maintains a deferred compensation account that was established for Mr. Carmichael in 2002 and funded with long-term cash awards paid in 2002 and 2003 as well as reimbursements for amounts forfeited by Mr. Carmichael under a previous employer’s short and long term bonus plans paid in 2001. In 2004, this account was credited with interest in the amount of $10,839 based on the One-year Libor published in the Wall Street Journal for the first business day of each Program year. Distributions from this account will be in five annual installments beginning on January 30 in the year following Mr. Carmichael’s termination of employment (other than for Cause as defined in the Carmichael Agreement).

If prior to a Change in Control of the Company (as defined in the Carmichael Agreement), the Company terminates Mr. Carmichael’s employment without Cause (as defined) or if Mr. Carmichael terminates his employment for Good Reason (as defined), the Company will be obligated to (i) continue to pay the Base Salary for a period of 36 months following the termination date; (ii) pay an amount equal to 300 percent of Mr. Carmichael’s last annual bonus; and (iii) vest in full all unvested stock options granted under the agreement. In certain cases, these payments will be reduced if Mr. Carmichael obtains other employment during the period in which the severance payments are required to be made.

If following a Change in Control of the Company, the Company terminates Mr. Carmichael’s employment without Cause or Mr. Carmichael terminates his employment for Good Reason, then the Company will be obligated to (i) pay to Mr. Carmichael the amounts that would have been payable to him if his employment had so terminated prior to a Change in Control, but in a lump sum without any discount applied to reflect the value of any acceleration of payment, and (ii) reimburse Mr. Carmichael for the cost of continued participation in all programs subject to the benefit provisions of the Consolidated Omnibus Budget Reconciliation Act of 1993 (“COBRA”) until the earlier of the date Mr. Carmichael obtains replacement coverage or the date the maximum coverage period prescribed by COBRA ends. If the sum of these payments and any other payments or benefits constitute “excess parachute payments” under the Internal Revenue Code, then the Company will be obligated to reimburse Mr. Carmichael for any resulting excise tax or reduce the amounts paid so that the total parachute payment is less than the amount that would be an “excess parachute payment”, whichever results in the larger after-tax amount to Mr. Carmichael.

The Carmichael Agreement provides for a 24-month non-competition agreement.

Donald F. McKee

The Company entered into a separation agreement with Donald F. McKee effective May 10, 2004 (“Separation Agreement”) upon Mr. McKee’s departure from the Company. The Separation Agreement terminated the employment agreement Mr. McKee had previously entered into with the Company. Pursuant to the terms of the Separation Agreement, Mr. McKee was paid his base salary in accordance with normal payroll procedures and participated in the employee benefit plans maintained by the Company through August 3, 2004. Additionally, all stock options previously granted to Mr. McKee by the Company were accelerated for vesting as of August 3, 2004. Pursuant to the Separation Agreement, the Company also paid to Mr. McKee in 2005, the sum of $405,350, which is 200 percent of his target bonus under the Annual Incentive Plan for 2004. For the 24-month period beginning on August 4, 2004 and ending on August 3, 2006, Mr. McKee will receive a post separation pay equal to his base pay as of May 10, 2004. The Separation Agreement also provides for a non-competition period ending on August 3, 2006.

CHANGE IN CONTROL AGREEMENTS

The Company has entered into change in control agreements with Elizabeth M. Riczko, Debra K. Crane, John S. Busby and Michael A. Winner (each, a “Change in Control Agreement”).

Each Change in Control Agreement provides that if the employee’s employment is terminated by the Company without Cause (as defined), or by the employee for Good Reason (as defined), at any time within six months before a change in control or during the 24 months following a Change in Control, the Company will (i) pay the employee the value of any unused vacation days, (ii) reimburse the employee for the cost of continued participation in all programs subject to the benefit provisions of COBRA until the earlier of the date replacement coverage is obtained or the date the maximum coverage period prescribed by COBRA ends, (iii) pay the employee the benefits employee would have earned under the Company’s retirement plans for 24 months after termination of employment, (iv) reimburse the employee for the cost of executive outplacement service costs up to $15,000, (v) pay the employee a lump sum amount equal to (a) 100% of the larger of the employee’s annualized base salary rate on the date of termination or the annualized base salary rate the employee received on the date of the Change in Control plus (b) 100% of the larger of the annualized base salary rate on the date of

Change in Control or the highest annualized salary rate at any time during the 24 months beginning on the date of Change in Control plus (c) 200% of the value of the bonus earned by the employee for the full fiscal year ended before Change in Control or at any time after the Change in Control and (vi) pay any other benefits the employee is entitled to under all other plans, programs of or agreements with the Company. In addition, the Change in Control Agreement also provides that all awards issued under the Company’s equity compensation plans will become fully exercisable upon Change in Control.

If the sum of the payments described above and any other payments or benefits constitute “excess parachute payments” under the Internal Revenue Code, then the Company will be obligated to reimburse the employee for any resulting excise tax or reduce the amounts paid so that the total parachute payment is less than the amount that would be an “excess parachute payment,” whichever results in the greater after-tax amount to the employee.

The Change in Control agreement also provides for a 12-month non-competition agreement.

PENSION PLANS

The table below sets forth the estimated annual benefits payable under The Ohio Casualty Insurance Company Employees Retirement Plan (the “Employees Retirement Plan”) and The Ohio Casualty Insurance Company Benefit Equalization Plan (the “Benefit Equalization Plan”) to participants in such plans, including the named executive officers, upon retirement for the annual earnings and the years of credited service classifications specified below:

PENSION PLANS TABLE

	Years of Credited Service
	5	10	15	20	25	30	35
Annual Earnings	Years	Years	Years	Years	Years	Years	Years
$ 100,000	$5,000	$10,000	$15,000	$18,750	$22,500	$26,250	$30,000
200,000	10,000	20,000	30,000	37,500	45,000	52,500	60,000
300,000	15,000	30,000	45,000	56,250	67,500	78,750	90,000
400,000	20,000	40,000	60,000	75,000	90,000	105,000	120,000
500,000	25,000	50,000	75,000	93,750	112,500	131,250	150,000
600,000	30,000	60,000	90,000	112,500	135,000	157,500	180,000
700,000	35,000	70,000	105,000	131,250	157,500	183,750	210,000
800,000	40,000	80,000	120,000	150,000	180,000	210,000	240,000
900,000	45,000	90,000	135,000	168,750	202,500	236,250	270,000
1,000,000	50,000	100,000	150,000	187,500	225,000	262,500	300,000
1,100,000	55,000	110,000	165,000	206,250	247,500	288,750	330,000
1,200,000	60,000	120,000	180,000	225,000	270,000	315,000	360,000
1,300,000	65,000	130,000	195,000	243,750	292,500	341,250	390,000

Benefits figures shown in the table above are computed on the assumption that participants retire at age 65, are entitled to a single life annuity and their annual earnings fairly represent their final average compensation. Benefits figures shown in the above table are not subject to any deduction for Social Security or other offset amounts.

Retirement benefits accrued through June 30, 2004 under the Employees Retirement Plan, a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), are generally payable to eligible employees upon retirement at age 65 so long as they have completed five years of vesting service or in reduced amounts upon retirement prior to age 65 so long as they have completed ten years of vesting service. Retirement benefits accrued after June 30, 2004 are generally payable to eligible employees upon termination of employment so long as they have completed five years of vesting service. A retiree’s benefit amount is based upon his or her June 30, 2004 benefit, if any, his or her years of credited service after June 30, 2004 and before age 50, if any, his or her years of credited service after June 30, 2004 and after attaining age 50, if any, and his or her final average compensation for the five consecutive calendar years of highest salary during the last ten years of service immediately prior to age 65 or, if greater, the average annual compensation paid during the 60 consecutive month period immediately preceding retirement or other termination of employment. Participants’ June 30, 2004 benefits are excluded from the above table.

Section 401(a)(17) of the Code limits compensation in excess of a compensation limit ($205,000 for 2004) from being taken into account in determining benefits payable under a qualified pension plan, such as the Employees Retirement Plan. As a result, the Benefit Equalization Plan is maintained for those employees who are adversely affected by this and other benefit-limiting provisions of the Code. The Benefit Equalization Plan provides for payment of benefits that would have been payable under the Employees Retirement Plan but for the limitations affecting benefit amounts (e.g., covered compensation) imposed by the Code. Upon termination of employment, participants receive a lump sum payment equal to the actuarial equivalent present value of the benefit payable under the Benefit Equalization Plan.

At December 31, 2004, age, years of credited service after June 30, 2004, final average compensation, and June 30, 2004 benefit for purposes of the Employees Retirement Plan and the Benefit Equalization Plan for the executive officers named in the Summary Compensation Table were: Dan R. Carmichael, 59, 0.5 year, $849,705, $30,055; Debra K. Crane, 47, 0.5 year, $230,641, $50,506; John S. Busby, 59, 0.5 year, $264,541, $113,571; Elizabeth M. Riczko, 38, 0.5 year, $301,667, $46,828; and Michael A. Winner, 42, not yet eligible. Following his departure from the Company, Mr. McKee was not entitled to any benefits under the Company’s Retirement Plan or the Benefits Equalization Plan. The compensation covered by the Employees Retirement Plan and the Benefit Equalization Plan is the amount shown in the Summary Compensation Table as salary. To determine an estimate of the annual benefits payable under the Employees Retirement Plan and Benefit Equalization Plan, add the executive officer’s June 30, 2004 benefit to the annual benefit provided in the Pension Plans Table based on the executive officer’s annual earnings and years of credited service after June 30, 2004 through such executive officer’s 65th birthday.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee of the Board of Directors (“Committee”) is composed entirely of non-employee directors. The Committee recommends to the Board of Directors for approval all of the policies and programs under which compensation is paid or awarded to the Company’s executive officers.

The compensation package for executive officers consists of base pay, annual incentive and long-term incentive components. The programs are designed to provide competitive compensation levels and reward executives for company performance, business unit performance, if appropriate, and individual performance.

The compensation package is also intended to align the interests of the executives with the interests of our shareholders by rewarding those results that we believe create shareholder value.

An independent consulting firm advises the Committee based on a review of market data for other executive level positions. The consulting firm provides information on market data for base pay, annual incentives, and long-term incentives. The consulting firm further advises regarding targets and structure for the annual and long-term incentives.

Base Pay. The Chief Executive Officer (the “CEO”) salary is established upon a review of that position against market data for similar positions. For all other executive officers, salary ranges are established for each job based on the pay class to which the jobs are assigned. Jobs are assigned to pay classes based on a review of market data for similar positions.

Actual salaries for executive officers are targeted to be competitive in the market and consistent with the person’s contribution to Company results. Increases in annual base salary are determined by an evaluation of the executive officer’s performance and achievement of stated annual objectives, as well as the position of their salary within the salary range for his/her job.

Annual Incentives. The Annual Incentive Program provides the opportunity for executive officers to earn a bonus based on corporate performance, business unit performance (for those in the business units of Commercial Lines, Personal Lines and Specialty Lines) and individual performance. Target bonus percentages are based on the position’s pay class and are set at levels consistent with the market median for similar positions. In 2004, the target bonus percentages for executive officers ranged from 40% to 90% of base salary.

For executive officers not part of the three business units named above, the incentive is based on before-tax corporate operating income and corporate calendar year combined ratio. For those executive officers in the three business units, the incentive is based on before-tax corporate operating income and their business unit’s performance on calendar year combined ratio and gross written premium. The Annual Incentive Program also includes individual performance as a modifier adjusting the bonus up to a maximum of 150% or down to zero. The Annual Incentive Program, combined with base pay, is set to provide total cash compensation at a median level with the opportunity to earn above median in total cash if there is superior performance.

All executive officers received bonuses under the 2004 Annual Incentive Program (the “2004 Program”). The before tax operating income for 2004 was $163.6 million compared to the target range of $109.5 to $115.9 million. The corporate calendar year combined ratio for 2004 was 98.4 compared to the target range of 100.3 to 101.1. Both the before tax operating income as well as the corporate calendar year combined ratio for 2004 exceeded the targets established for 2004, resulting in a maximum bonus payment (150% of target) under this portion of the bonus for those executive officers that are not part of the three business units. The performance of all three business units was consistent with target performance. This resulted in bonus payments at 100% of target for the business unit portion of the bonus for business unit executive officers.

The 2002 Annual Incentive Program for business units included a provision to defer a portion of the bonus until 2004 pending recalculation of the accident year combined ratio in early 2004. This recalculation showed improved results for Commercial Lines and Specialty Lines, and these executive officers received the deferred portion of their 2002 bonus in 2004. The results of the Personal Lines business unit did not trigger a bonus payment to the officers in that unit.

Long Term Incentives. The Long-Term Incentive Plan is aligned with the interests of Company shareholders and consists of Restricted Stock, Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof. The number of Restricted Stock or options to be granted is based on the pay class of the officer’s position and is set at levels consistent with the market median for similar positions. Stock options are granted at market value on the date of grant and increase in value only to the extent of appreciation of the Company’s shares. Stock options expire at the end of ten years from the date of grant. Stock option grants are generally made during the first quarter of the fiscal year, although grants may be made at different times to participants who are promoted or newly hired. The Committee has reserved the right to eliminate any future awards or to make other modifications to the Long-Term Incentive Plan.

The Company granted stock options to all executive officers in May, 2004. These grants vest over a period of three years, and are for a term of 10 years. Some executive officers also received restricted stock grants in 2004 and 2005 for services rendered in 2004.

Basis for CEO Compensation

Dan R. Carmichael has served as President and Chief Executive Officer of the Company since December 12, 2000 under the terms of his employment agreement. During 2004, Mr. Carmichael received a base salary of $700,000. The Committee evaluates Mr. Carmichael’s performance on an annual basis and determines whether an increase in base salary from the contracted minimum is warranted based on the Committee’s consideration of a number of objective and subjective criteria, including the Company’s financial performance and Mr. Carmichael’s overall leadership. Since the Carmichael Agreement requires that the Company pay Mr. Carmichael a minimum annual base salary, the Committee does not have the ability to reduce the base salary below that minimum. For the 2004 calendar year, Mr. Carmichael was eligible for the Company’s annual incentive program and the Company’s long-term incentive program. An independent consulting firm provides the Committee with information and recommendations regarding Mr. Carmichael’s compensation package.

Mr. Carmichael received a bonus of $1,417,500 under the 2004 Annual Incentive Program. Under the Company’s Long-Term Incentive Program, Mr. Carmichael received 269,231 non-qualified stock options granted from the Company’s 2002 Stock Incentive Plan.

In accordance with the Carmichael Agreement, the Company maintains a deferred compensation account that was established for Mr. Carmichael in 2002 and funded with long-term cash awards paid in 2002 and 2003 as well as reimbursements for amounts forfeited by Mr. Carmichael under a previous employer’s short and long term bonus plans paid in 2001. In 2004, this account was credited with interest in the amount of $10,839 based on the One-year Libor published in the Wall Street Journal for the first business day of each Program year. Distributions from this account will be in five annual installments beginning on January 30 in the year following Mr. Carmichael’s termination of employment (other than for Cause as defined in the Carmichael Agreement).

Stock Ownership Guidelines. The Company has stock ownership guidelines for executive officers during employment. According to the stock ownership guidelines, the Chief Executive Officer, President of Insurance Operations, Executive Vice Presidents and Senior Vice Presidents are expected to own, within five years beginning in April 2003, stock valued at 300 percent, 150 percent, 100 percent and 50 percent of their base salaries determined as of April, 2003, respectively.

Deductibility of Executive Compensation. The Committee does not have a policy that requires its executive compensation programs to qualify as performance-based compensation under Section 162(m) of the Code, although the Committee continues to carefully consider the net cost and value to the Company and its shareholders of its compensation policies.

Summary

The executive compensation package of the Company consists of base pay, cash-based annual incentives, and long-term incentives in the form of stock options and restricted stock. It is believed that this compensation package provides for competitive executive pay allowing for Ohio Casualty to attract and retain top performers who are critical to the Company’s success.

The foregoing report is submitted by the Executive Compensation Committee:

Jack E. Brown	Philip G. Heasley	Jan H. Suwinski	Michael L. Wright

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company is comprised of four directors, Catherine E. Dolan (Chair), Philip G. Heasley, Ralph S. Michael and Robert A. Oakley. The purpose of the Audit Committee is to represent the Board of Directors by providing an independent oversight of the Company’s accounting and financial reporting practices and system of internal control. The Audit Committee has the authority to appoint, retain, compensate, evaluate and terminate the Company’s independent accountants. The Audit Committee also has the authority to retain independent accounting, legal and other advisors to assist the Committee in carrying out its duties. Operations of the Audit Committee are subject to a written charter that sets forth its responsibilities, which is reviewed and assessed on an annual basis. The Audit Committee charter was recently amended upon review by the Audit Committee and is included as Exhibit A to this proxy statement.

The Audit Committee reviewed and discussed with Ernst & Young LLP (“Ernst & Young”) the results of its audit for 2004 and the matters required to be discussed by Statement of Auditing Standard 61, as amended, “Communication with Audit Committees”. In fulfilling its oversight responsibilities, the Audit Committee regularly discussed with representatives of Ernst & Young the independent accountants’ responsibilities in accordance with generally accepted auditing standards; the selection and application of significant accounting policies; the existence of any significant audit adjustments or any disagreements with management; the independent accountants’ judgment about the quality of the Company’s accounting principles; and the independent accountants’ responsibility for information prepared by management that is included in documents containing audited financial statements. The Audit Committee reviewed internal audits and the audited financial statements with the management of the Company.

In addition, the Audit Committee discussed with representatives of Ernst & Young the letter from Ernst & Young required by Independence Standards Board Standard No. 1 and the independence of Ernst & Young with respect to the Company. Pursuant to these discussions, the Audit Committee determined that the services provided by Ernst & Young are compatible with maintaining the auditors’ independence.

Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the SEC.

The foregoing report is submitted by the Audit Committee:

Catherine E. Dolan	Philip G. Heasley	Ralph S. Michael III	Robert A. Oakley

PRINCIPAL ACCOUNTANT FEES

The table below discloses the fees billed to the Company by Ernst & Young for the fiscal years ended December 31, 2004 and December 31, 2003:

Type of Fees	2004	2003
Audit Fees	$749,127	$634,554	(1)
Audit-Related Fees (2)	169,861	176,405	(3)
Tax Fees (4)	459,396	743,345
All Other Fees	-0-	2,598	(5)
Total	$1,378,384	$1,556,902

(1)	Includes $172,119 in Audit Fees for 2003 that was billed and paid for in 2004.

(2)	Audit-Related Fees include benefit plan audits and internal control review.

(3)	Includes $47,850 in Audit Related fees for 2003 that was billed and paid for in 2004.

(4)	Includes fees related to preparation of original and amended tax returns in an amount of $250,000 for 2004 and tax planning and tax advice relating to various audits and appeals, restructuring, employee benefit plans and tax support relating to the implementation of the Company’s investment system in an amount of $209,396 for 2004. Separately, Ernst & Young refunded $697,810 to the Company in 2004. The refunded fees had been previously paid by the Company pursuant to the terms of a tax engagement for services related to a premium tax refund that the Company had sought in 2001. During 2004, the terms of this engagement were amended to provide fees payable on an hourly basis and the difference was refunded to the Company. This refunded amount is not reflected in the table above.

(5)	All Other Fees include various technical research projects for 2003.

POLICIES AND PROCEDURES REGARDING PRE-APPROVAL

OF ACCOUNTANT FEES

The Audit Committee has a policy and procedure in place for pre-approval of audit and non-audit engagements with Ernst & Young. The members of the Audit Committee approve engagements in amounts exceeding $100,000. The Audit Committee has designated the Chair to approve engagements in amounts not exceeding $100,000. The Audit Committee subsequently ratifies engagements previously approved by the Chair. The Audit Committee and Chair, respectively, approved all engagements in advance that were entered into by the Company in 2004, consistent with the policy and procedure.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The graph below sets forth a comparison of the five-year cumulative total shareholder return on the Company’s shares with the Dow Jones Equity Market Index and the Dow Jones Insurance Index for Property and Casualty Companies (1), during the period December 31, 1999 through December 31, 2004, assuming the investment of $100 on December 31, 1999 and the reinvestment of dividends.

	1999	2000	2001	2002	2003	2004
DJ EQUITY MARKET INDEX	100.00	90.73	79.92	62.27	81.42	91.20
DJ INSURANCE P&C	100.00	163.20	156.78	145.85	181.23	199.68
OHIO CASUALTY CORP	100.00	66.01	105.93	85.46	114.58	153.19

(1)

The Dow Jones Insurance Index for Property and Casualty Companies is comprised of 35 companies that are considered to be a peer group of property and casualty insurance companies within the United States. The companies making up the 2004 Index are: ACE Ltd., Allmerica Financial Corporation, Allstate Corporation, AMBAC Financial Group Inc., American Financial Group, Inc., Arthur J. Gallagher & Co., Assurant, Inc., Brown & Brown Inc., Chubb Corporation, Cincinnati Financial Corporation, Commerce

Group Inc., Erie Indemnity Co. Cl A, Fidelity National Financial Inc., First American Corporation, HCC Insurance Holdings Inc., Hilb Rogal & Hobbs Co., Horace Mann Educators Corporation, Loews Corporation, Markel Corporation, MBIA Inc., Mercury General Corporation, Ohio Casualty Corporation, Old Republic International Corporation, Philadelphia Consolidated Holding Company, PMI Group Inc., Progressive Corporation, Radian Group Inc., Safeco Corporation, Selective Insurance Group Inc., St. Paul Travelers Companies, Inc., StanCorp Financial Group Inc., Unitrin Inc., W. R. Berkley Corporation, White Mountains Insurance Group Ltd. and XL Capital Ltd. Cl A.

ANNUAL REPORT

The Company’s Annual Report for the fiscal year ended December 31, 2004, accompanies this Proxy Statement.

INDEPENDENT PUBLIC ACCOUNTANTS

The accounting firm of Ernst & Young LLP served as independent public accountants of the Company and its subsidiaries for 2004. A representative of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from the shareholders.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Proposals of shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Company no later than December 7, 2005 for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable rules and regulations promulgated by the SEC.

In order for a shareholder to nominate a candidate for director at a meeting of shareholders, under the Company’s Code of Regulations, timely written notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, in the case of an annual meeting, such notice of a proposed nomination must be received by the Company on or before the later of (1) the first day of February immediately preceding such annual meeting or (2) the sixtieth day prior to the first anniversary of the most recent annual meeting of shareholders. The shareholder filing the notice of nomination must describe various matters regarding the proposed nominee, including such information as name, address, occupation and shares of the Company held. These requirements are separate from the requirements a shareholder must meet in order to have a proposed nominee considered by the Governance Committee of the Company’s Board of Directors for nomination by the Board of Directors and inclusion as a nominee in the Company’s proxy statement, which are discussed on page 10 of this proxy statement.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Company’s Board of Directors. If a shareholder intends to present a proposal at the 2006 Annual Meeting of Shareholders and does not notify the Company of such proposal by February 20, 2006, or if a shareholder intends to nominate a director at the 2006 Annual Meeting and does not comply with the notification requirements described in the preceding paragraph, the proxies solicited by the Company’s Board of Directors for use at the Annual Meeting may be voted on such proposal or such nominee, as the case may be, without discussion of the proposal or nominee in the proxy statement for that Annual Meeting.

In each case written notice must be given to the Secretary of the Company, whose name and address are: Debra K. Crane, Senior Vice President, General Counsel and Secretary, Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based on the Company’s review of the copies of such forms it has received, the Company believes that all of its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during fiscal year 2004 with the exception of Howard L. Sloneker. In a Form 4 filed by Mr. Sloneker to report a series of transactions involving the disposition of the Company’s shares, one transaction was not included due to an electronic transmission error. Mr. Sloneker promptly filed an amended Form on the subsequent day to report the omitted transaction.

PROPOSAL TO APPROVE THE OHIO CASUALTY CORPORATION

2005 INCENTIVE PLAN

General

We are asking shareholders to approve the Ohio Casualty Corporation 2005 Incentive Plan (the “2005 Plan”). If approved by our shareholders, the 2005 Plan will become the Company’s only plan for providing stock-based compensation to employees and non-employee directors other than its employee stock purchase plan. In addition to stock-based compensation, the 2005 Plan also authorizes the issuance of performance-based awards payable in cash. If the 2005 Plan is approved by the shareholders, the following existing stock incentive plans of the Company will be terminated as to new equity-based awards: (i) the 2002 Stock Incentive Plan (the “2002 Incentive Plan”), (ii) the 1999 Broad-Based Employee Stock Option Plan (the “1999 Broad-Based Plan”) and (iii) the 2002 Broad-Based Employee Stock Option Plan (the “2002 Broad-Based Plan”). The Board of Directors recommends that you vote “FOR” approval of the 2005 Plan.

Approval of the 2005 Plan will enable the Company to achieve the following objectives:

•	To allow the Company to continue to use equity compensation to attract, retain and motivate its senior management group and its non-employee directors. The Company will have authority to grant and award stock options, stock appreciation rights, restricted stock, restricted stock unit grants, as well as other stock-based and cash-based awards to employees and non-employee directors of the Company and its subsidiaries.

•	To eliminate the use of non-shareholder approved plans for new equity-based awards. Approval of the 2005 Plan will eliminate the future use of all existing equity compensation plans that have not been approved by the shareholders.

•	To reduce the Company’s total stock incentive plan overhang by 1,242,250 shares. The number of shares available for issuance to employees and non-employee directors under all Company stock incentive plans will be reduced by a total of approximately 1,242,500 shares. It is anticipated that, at the time of the Annual Meeting, 230,250 shares will be available for new stock options under the 1999 Broad-Based Plan and 2,000,000 shares will be available for new stock options under the 2002 Broad-Based Plan. If the 2005 Plan is approved by shareholders, the 1999 Broad-Based Plan and the 2002 Broad-Based Plan will be terminated as to new stock options. The Company’s total stock incentive plan overhang will be reduced by (i) the 230,250 shares expected to be available under the 1999 Broad-Based Plan plus (ii) the 2,000,000 shares expected to be available under the 2002 Broad-Based Plan less (iii) the 988,000 additional shares to be reserved for issuance under the 2005 Plan. The shares available for new grants under the 2002 Incentive Plan will be available for new awards under the 2005 Plan.

•	To give the Company the ability to maintain a market competitive incentive program that offers a wide range of equity awards, including stock options, restricted stock awards, restricted stock units, stock awards, stock appreciation rights and performance-based awards payable in shares or cash, stock bonus awards and other forms of equity compensation. The various types of equity awards available under the 2005 Plan will give the Company greater flexibility to respond to market-competitive changes in equity compensation practices. Historically, the Company has utilized stock options priced at full fair market value at the time of grant as its main form of equity compensation to its employees and non-employee directors. The Company’s existing stock incentive plans do not authorize a broad range of equity vehicles. By making “whole-share” grants (such as restricted stock) instead of options, the Company believes that it can issue fewer shares while delivering the same value to employees.

•	To enhance the Company’s sound corporate governance practices. The 2005 Plan contains a number of provisions that the Board believes are consistent with the interests of shareholders and sound corporate governance practices. These include:

•	a requirement that stock options have an exercise price equal to or greater than the fair market value of the Company’s shares on the date the stock option is granted;

•	a prohibition on the repricing of stock options without the approval of the shareholders; and

•	authorization of a fixed number of shares for issuance under the 2005 Plan, thereby requiring shareholder approval of any additional authorization of shares.

Summary of the 2005 Incentive Plan

The principal features of the 2005 Incentive Plan are summarized below. The complete text is set forth in Exhibit B to this Proxy Statement.

Plan Administration. The Compensation Committee administers all aspects of the 2005 Plan except for awards made to non-employee directors. The amount and terms of all equity awards to non-employee directors will be determined by the full Board of Directors. When the term “Committee” is used in this discussion of the 2005 Plan in reference to grants to non-employee directors it refers to the full Board of Directors.

The Compensation Committee is comprised of at least three directors, each of whom qualifies as a non-employee director, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). All members of the Compensation Committee meet the directors’ independence criteria prescribed by the Corporate Governance Rules of The NASDAQ Stock Market, Inc.

The Committee has the authority to, among other things:

•	Construe and interpret the 2005 Plan,

•	Adopt rules and regulations relating to the administration of the 2005 Plan,

•	Decide which employees and non-employee directors will be granted awards,

•	Identify the awards to be granted to each participant,

•	Specify the terms and conditions of each award, including the procedures for exercising an award, and

•	Administer any performance-based awards, including certifying that applicable performance objectives have been met.

So long as permitted by law, the Committee may delegate to any individual (including employees) or entity that it deems appropriate any of its duties and authority (other than the discretionary aspects of the items just listed).

Eligibility for Awards. The 2005 Plan permits the Committee to grant awards to any employee or non-employee director of the Company or any of its subsidiaries. There are approximately 2,190 employees of the Company and its subsidiaries who would be eligible for an award under the 2005 Plan and a total of 10 non-employee directors. The selection of participants and the nature and size of grants and awards are within the discretion of the Committee.

Awards. The 2005 Plan provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Tax Code, stock appreciation rights, restricted stock, restricted stock units, stock awards, stock units and cash awards, each as defined in the 2005 Plan. Grants of restricted stock, restricted stock units, stock units and cash awards may, as determined by the Committee, also be performance-based awards, as defined in the 2005 Plan.

Authorized Shares and Limitations on Grants. The 2005 Plan authorizes the issuance of 988,000 shares of the Company, plus (i) the number of shares that were authorized to be awarded under the 2002 Incentive Plan but have not been awarded as of the date of termination of the 2002 Incentive Plan and (ii) any shares underlying awards granted under the 2002 Incentive Plan, which are forfeited after the effective date of the 2005 Plan. In addition, no more than 2,000,000 shares will be available for the grant of incentive stock options under the 2005 Plan. As of the date of this proxy statement, a total of 1,397,871 shares were available for new grants or awards under the 2002 Incentive Plan.

If shares subject to an award granted under the 2005 Plan are forfeited, terminated, exchanged or otherwise settled without the issuance of shares or the payment of cash equal to the difference between the fair market value of the award and any exercise price, the shares associated with that award will be available for future grants.

The maximum number of shares with respect to which awards may be issued under the 2005 Plan to any individual during any calendar year cannot exceed 400,000.

The shares issued pursuant to the 2005 Plan may consist of authorized and unissued shares or treasury shares.

Adjustments. If there is a corporate transaction that affects the Company’s outstanding shares, such as a stock dividend, stock split, recapitalization, merger or other similar corporate change, the Committee will make such adjustments it deems appropriate to the number of shares authorized for issuance pursuant to the 2005 Plan and the individual limitations described in this discussion. The Committee will also make adjustments to outstanding awards previously granted under the 2005 Plan as it deems appropriate. Any such decision by the Committee will be final and binding on all participants.

Options. Options to purchase shares of the Company may be granted alone or in tandem with stock appreciation rights. An option may be granted in the form of a non-qualified stock option or an incentive stock option. Incentive stock options may only be granted to employees of the Company or a subsidiary of the Company and may not be issued to non-employee directors.

The price at which a share may be purchased under an option (the exercise price) will be determined by the Committee (the full Board in the case of an Option granted to a non-employee director), but may not be less than the fair market value (as defined in the 2005 Plan) of a share on the date the option is granted (subject to later adjustment as described under the heading “Adjustments”). The exercise price of an incentive stock option granted to a participant who owns (as defined in the Tax Code) shares possessing more than 10 percent of the voting power of the Company (a “10% holder”), determined under rules issued by the Internal Revenue Service (“IRS”), may not be less than 110 percent of the fair market value of a share on the date the option is granted.

The Committee may establish the term of each option, but no incentive stock option may be exercised after 10 years from the date of grant (5 years if the participant is a 10% holder).

The number of incentive stock options that become exercisable for the first time in any year cannot relate to shares having a fair market value (determined on the date of grant) of more than $100,000 per participant.

The Committee will develop procedures for exercise of options, including tendering shares the participant already has owned for at least 6 months as partial or full payment of the exercise price.

Stock Appreciation Rights. Stock appreciation rights (SARs) may be granted either alone or in tandem with options. The exercise price of an SAR must be equal to or greater than the fair market value of the Company’s shares on the date of grant (subject to later adjustment as described under the heading “Adjustments”). A participant exercising an SAR receives an amount, payable in cash, shares or a combination of cash and shares as determined by the Committee, equal to the difference between the fair market value of a share on the exercise date and the exercise price, multiplied by the number of shares with respect to which the SAR is exercised.

The 2005 Plan provides that SARs may be granted as freestanding awards or in tandem with an option. Tandem SARs are exercisable by surrendering the right to exercise the equivalent portion of the related option. A tandem SAR is exercisable only with respect to shares for which the related option is exercisable, and expires when the related option expires or is exercised.

Restricted Stock. Restricted stock may be issued to participants as determined by the Committee. Restricted stock consists of shares of the Company that are issued to a participant but which are subject to restrictions on transfer and the risk of forfeiture if certain specified conditions are not met during the restriction period. Restricted stock may not be sold or otherwise transferred or hypothecated until the end of the transfer restriction period established by the Committee. During the restriction period and at the discretion of the Committee, restricted stock either will be held by the Company as escrow agent or be issued to the participant in the form of certificates bearing a legend describing the applicable restrictions. The restrictions may include time-based or performance-based restrictions.

If the Committee determines that these restrictions have been met, all restrictions will be removed or the shares will be released from escrow.

Restricted stock will be forfeited (or if restricted stock was issued for a cash payment, those shares will be resold to the Company for the amount originally paid), if all restrictions have not been met at the end of the restriction period. If restricted stock is held in escrow, it will not be released until all restrictions have been met at the end of the applicable restriction period. Restricted stock that has been forfeited will again become available under the 2005 Plan for future awards.

Unless the Committee determines otherwise, a participant who has been granted restricted stock will have the right to receive dividends on such shares and will have the right to vote such shares during the restriction period.

Restricted Stock Units. Restricted stock units may be issued to participants as determined by the Committee. Restricted stock units consist of notional shares of the Company that are issued to participants but which are subject to restrictions on transfer and the risk of forfeiture if certain specified conditions are not met during the restriction period. Restricted stock units may not be sold or otherwise transferred or hypothecated until the end of the restriction period established by the Committee. During the restriction period, participants are not entitled to receive any dividends or to exercise any voting rights in connection with any restricted stock units.

At the end of the restriction period, restricted stock units either will be forfeited (if the Committee determines that applicable restrictions have not been met) or settled (if the Committee determines that applicable restrictions have been met). Restricted stock units may be settled by issuing one share of Company stock for each restricted stock unit to be settled in stock, cash equal to the fair market value of one share of Company stock for each restricted stock unit to be settled in cash or in a combination of stock and cash.

Other Stock Awards. The Committee is authorized to grant awards of shares to any participant as an incentive, bonus or in lieu of any retainer due to a director as it determines to be in the best interest of the Company and subject to such other terms and conditions as it deems appropriate.

Stock Units. The Committee is authorized to grant stock units to participants. A stock unit is a notional account representing one share of the Company. Stock units may be issued with or without payment by the participant as required by applicable law or any other consideration specified by the Committee. The Committee will determine whether a holder of a stock unit is also entitled to a dividend equivalent right. A dividend equivalent right is a right to receive the amount of any dividend paid on the share underlying a stock unit. The dividend will be forfeited or paid in cash or in additional stock units when the associated stock unit is forfeited or settled.

Shares equal to the number of stock units to be settled will be distributed to the participant unless the Committee provides for settlement in cash or in a combination of cash and shares. If a stock unit is settled in cash, the amount distributed will be the fair market value of the shares that otherwise would have been distributed had the stock unit been settled in shares.

Stock Units may constitute performance-based awards as discussed below.

Cash Awards. The Committee may grant cash awards subject to the terms and conditions specified by the Committee. Cash awards, which may be subject to vesting requirements, may constitute performance-based awards as described below. The maximum annual cash award that may be paid to any participant in any single plan year is $5,000,000.

Performance-Based Awards. Any restricted stock, restricted stock units, stock units or cash awards granted under the Plan may include performance criteria that satisfy Section 162(m) of the Tax Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be based on one or more of the following factors:

•	Operating Income (pre- or post-tax)

•	Total return to shareholders

•	Return on equity

•	Premiums

•	Share price

•	Book Value

•	Surplus

•	Underwriting profit; underwriting ratio

•	Expense or expense ratio

•	Combined ratio

•	Income, net income (pre- or post-tax)

•	Performance relative to peer companies

Different performance criteria may be applied to an individual participant or to groups of participants and may be based on the results achieved separately or collectively by the Company, any Company subsidiary, or any combination of segments, products or divisions of the Company or its subsidiaries. These criteria may be applied solely with regard to the Company or any subsidiary or relatively between the Company or any Company subsidiary and one or more unrelated entities.

Performance-based awards may be paid in cash, shares or a combination of both, depending on the type of the award and the award terms. If the Committee decides to grant performance-based awards, it will establish the performance objectives to be applied, the participants or class of participants to which the performance objectives apply and the period over which their achievement will be measured. It will also decide the method for computing the cash award or other award that will be issued or earned if (and to the extent that) those performance objectives are met.

Once performance objectives have been established, the Committee may not revise the objectives associated with a performance-based award or increase the amount of the cash award or other award that may be paid or earned if those performance objectives are met. However if provided for in the award agreement, the Committee may reduce or eliminate a cash award or other award that may be paid or earned if the performance objectives are met.

Award Agreements. By accepting an award, a participant will have agreed to be bound by the terms of the 2005 Plan and the applicable award agreement between the participant and the Company that sets forth the terms and conditions of the award.

Effect of Termination of Service on Awards that are not Performance-Based

Unless the applicable award agreement provides otherwise and except in the case of a Business Combination (as discussed below), the following rules apply to all awards granted under the 2005 Plan that are not performance-based awards as described above when a participant terminates service as an employee or non-employee director, as the case may be:

Death. If a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of death:

•	All restricted stock, restricted stock units, freestanding SARs, stock units or cash awards held by the participant at the time of termination of employment (or board service in the case of a non-employee director) will be settled as provided in the participant’s award agreement, and

•	All options and tandem SARs (whether or not then exercisable) held by the participant at the time of termination of employment (or board service in the case of a non-employee director) will be exercisable by the participant’s beneficiaries at any time before the earlier of the normal expiration date of the award or fifteen months after the participant’s death. Any incentive stock option that is not exercised within twelve months of the participant’s death will be treated as a nonqualified option.

Disability. If a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of disability (as defined in the 2005 Plan):

•	All restricted stock, restricted stock units, freestanding SARs, stock units or cash awards (whether or not then vested) held by the participant when employment or service terminates will be settled as provided in the participant’s award agreement, and

•	All options and tandem SARs (whether or not then exercisable) held by the participant when employment or service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or fifteen months after termination of employment or board service, as the case may be. Any incentive stock option that is not exercised within twelve months of the participant’s termination of employment because of disability will be treated as a nonqualified option.

Retirement. If a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of retirement:

•	All restricted stock, restricted stock units, freestanding SARs, stock units or cash awards (whether or not then vested) held by the participant when employment or board service terminates will be settled as provided in the participant’s award agreement, and

•	All nonqualified options and tandem SARs (whether or not then exercisable) held by the participant when employment or board service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or fifteen months after termination of employment or board service, as the case may be. Any incentive stock option that is not exercised within three months of the participant’s retirement will be treated as a nonqualified option.

For purposes of the 2005 Plan, Retirement is defined as follows:

•	In the case of a non-employee director, any departure from the board for any reason other than disability or death.

•	In the case of employees of the Company or any of its subsidiaries, any termination of employment that meets the definition of early or normal retirement under the Company’s tax-qualified defined benefit pension plan (or, if no such plan is then in effect, as defined in the tax-qualified defined benefit pension plan that the Company most recently maintained).

Voluntary Termination of Service. If a participant voluntarily terminates his or her employment before retirement:

•	All vested restricted stock, restricted stock units, freestanding SARs, Stock Units or cash awards will be settled as provided in the participant’s award agreement, and

•	All exercisable options and tandem SARs held by the participant when employment terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or three months after termination of employment.

•	All awards that are not vested or exercisable on the date of termination of employment will be forfeited.

Involuntary Termination of Service without Cause. If the employment of a participant is terminated involuntarily without cause (as defined in the 2005 Plan),

•	All vested restricted stock, restricted stock units, freestanding SARs, stock units or cash awards will be settled as provided in the participant’s award agreement, and

•	All exercisable options and tandem SARs held by the participant when employment terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or three months after termination of employment.

•	All awards that are not vested or exercisable on the date of termination of employment will be forfeited.

Involuntary Termination of Service for Cause. Unless the participant’s award agreement provides otherwise, if a participant’s employment is terminated involuntarily for cause, all outstanding awards held by such participant will be forfeited as of the date of termination of service.

Effect of Termination of Service on Performance-Based Awards

Unless the applicable award agreement otherwise provides and except in the case of a Business Combination (as discussed below), the following rules apply to all awards granted pursuant to the 2005 Plan that are performance-based awards as described above when a participant terminates service as an employee or non-employee director, as the case may be:

•	Termination for Cause or Voluntary Termination of Service. A participant will forfeit all performance-based awards if, before the end of the applicable performance period or periods, such participant’s employment is terminated involuntarily for cause or such participant terminates his or her employment voluntarily.

•	Termination of Service as a result of Death, Disability, Retirement or Involuntary Termination without Cause. If, before the end of the applicable performance period or periods, a participant dies, terminates employment because of disability, retires or if his or her employment is terminated involuntarily without cause and the Committee determines (at the time that it makes such determination for all other participants with similar performance-based awards) that the performance objectives for that period have been met, such participant or the beneficiary of such participant (in the case of death) will receive a partial award (payable when all other participants with similar performance-based awards are paid) equal to:

•	The cash award or other award that would have been paid to the participant at the end of the performance period during which his or her employment terminated, multiplied by

•	The number of months between the beginning of the performance period and the date the participant’s employment terminated, and divided by

•	The number of months included in the original performance period.

Other Events Resulting in the Forfeiture of Awards. Awards granted pursuant to the 2005 Plan will be forfeited by a participant on the occurrence of any of the following events (whether such events occur before, during or after the participant is an employee or non-employee director):

•	Without the consent of the Committee, the participant engages in activities described in the 2005 Plan that are in competition with the Company or its subsidiaries.

•	The participant refuses or fails to consult with, supply information to or otherwise cooperate with the Company or its subsidiaries after having been requested to do so.

•	The participant deliberately engages in conduct that the Committee concludes harms the Company or any Company subsidiary.

Buy Out of Awards. At any time, the Committee, in its sole discretion and without the consent of the holders, may cancel any or all outstanding stock options, SARs, restricted stock, restricted stock units or stock units by giving written notice of cancellation to the holders of the cancelled awards. If a buy out notice is given, the Company will pay to the participant the difference between the fair market value of each award to be cancelled and the exercise price of the award, if any. No payment will be made with respect to any award that is not exercisable when cancelled (or, in the case of restricted stock and restricted stock units, is subject to a restriction and not vested). Payment of the buy out price may be made in cash, shares or a combination of cash and shares as determined by the Committee in its sole discretion.

Merger, Consolidation or Similar Events. If the Company undergoes a Business Combination then upon the completion of the Business Combination:

•	all outstanding options and SARs will become fully exercisable (whether or not otherwise exercisable by their terms and whether or not any associated performance objectives have then been met).

•	All remaining restrictions on outstanding restricted stock and restricted stock units will lapse as of the date of the transaction.

•	All restrictions and conditions imposed on stock units, cash awards or other performance-based awards will lapse and all performance objectives imposed on performance-based awards will be deemed to have been met.

The amount paid for the stock units or the amount of cash distributed in settlement of cash awards will be determined as follows:

•	The value of the stock units, the amount of the cash award or, in the case of a performance-based award, the target award or, if greater in amount, the award level actually achieved immediately before the effective date of the Business Combination will be multiplied by

•	The number of whole months between the beginning of the period over which time-based restriction on stock units and cash awards otherwise would have been measured or, in the case of performance-based awards, the beginning of the period over which performance goals were to be measured and the date of the Business Combination, and such result will be divided by

•	The period (expressed in months) over which time-based restrictions on stock units and cash awards otherwise would have been measured or, in the case of performance-based awards, the period over which performance goals were to have been measured.

For purposes of the 2005 Plan, a “Business Combination” includes:

•	With respect to any participant, any event that is defined as a “change in control” (or an analogous term) under any written agreement between such participant and the Company or any Company subsidiary, but only to the extent specified in that written agreement.

•	a merger or consolidation of the Company or the exchange of Company shares for the securities of another entity (other than a subsidiary of the Company) that has acquired the Company’s assets or which is in control (as defined in the Tax Code) of an entity that has acquired the Company’s assets but only if (i) immediately after the transaction or series of related transactions the persons who owned a majority of the voting power of the Company immediately before the transaction own less than a majority of the voting power of the Company and (ii) the terms of the plan or agreement providing for the transaction or series of related transactions are binding on all holders of shares (other than dissenting shareholders).

Amendment, Modification and Termination of Plan. On February 25, 2005, the Board of Directors authorized the submission of the 2005 Plan to the shareholders. Upon approval of the 2005 Plan by an affirmative vote of the holders of a majority of the outstanding shares present in person or represented by proxy at the 2005 annual meeting of shareholders, the Plan will be adopted by the Board of Directors. If approved by the Company’s shareholders, the 2005 Plan will remain in effect through May 17, 2015.

The Board or the Committee may terminate, suspend or amend the 2005 Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Exchange Act, applicable requirements of the Tax Code or any securities exchange, market or other quotation system on which the Company’s securities are listed or traded. No amendment of the 2005 Plan may (i) result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, (ii) cause the 2005 Plan to fail to meet the requirements of Rule 16b-3 or (iii) except as otherwise provided in the 2005 Plan or in the participant’s award agreement, without the consent of the participant, adversely affect any award held by such participant.

Before December 31, 2005, the Company and the Committee intend to amend the 2005 Plan (and, if necessary) outstanding award agreements to incorporate rules needed to avoid excise taxes arising under Section 409A of the Tax Code. See U.S. Tax Consequences—Section 409A of the Tax Code. The Company and the Committee believe that these amendments may be made without shareholder approval. Nothing in the 2005 Plan or any award agreement will restrict the ability of the Company or the Committee to make these amendments.

U.S. Tax Consequences

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment terminates because of death or disability). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and the Company will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. A participant who has been granted an SAR will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. Upon the exercise of an SAR, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Restricted Stock. In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of the shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect pursuant to section 83(b) of the Tax Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company will be entitled to a corresponding tax deduction in the year of grant. If the participant does not make an election pursuant to Section 83(b), dividends paid to the participant during the restriction period will be treated as compensation income to the participant and the Company will be entitled to a corresponding tax deduction.

Performance-based Stock Units and Restricted Stock Units. A participant who has been granted a performance-based stock unit or a restricted stock unit will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares, and the Company will then be entitled to a corresponding tax deduction.

Performance-based Cash Awards. A participant who has been granted a performance-based cash award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The participant will have compensation income at the time of distribution equal to the amount of cash received, and the Company will then be entitled to a corresponding tax deduction.

Miscellaneous. When a participant sells shares that the participant has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the shares for more than one year from the date the participant acquired the shares (or, in the case of a restricted stock award, more than one year from the date the shares vested unless the participant made an election pursuant to section 83(b), described above). If the participant has held the shares for one year or less, the gain or loss will be short-term capital gain or loss.

Section 162(m) of the Tax Code. As described above, awards granted under the 2005 Plan may qualify as “performance-based compensation” under Section 162(m) of the Tax Code in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the Company’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2005 Plan by a committee consisting solely of two or more “outside directors” (as defined under regulations) and satisfy the 2005 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

Sections 280G and 4999 of the Tax Code. Sections 280G and 4999 of the Tax Code impose penalties on persons who pay and persons who receive excess parachute payments. A parachute payment is the value of any amount that is paid to “disqualified individuals” (such as officers and highly paid employees of the Company or its subsidiaries) on account of a change in control. An excess parachute payment is a parachute payment that is equal to or greater than 300 percent of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of employment if that period is less than five calendar years). This average is called the “Base Amount”.

Some participants in the 2005 Plan may receive parachute payments in connection with a Business Combination. If this happens, the value of each participant’s parachute payment from the 2005 Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or arrangements with the Company or any Company subsidiary, such as an employment agreement or a change in control agreement. If the combined value of all parachute payments is an excess parachute payment, the participant must pay an excise tax equal to 20 percent of the value of all parachute payments above 100 percent of the participant’s Base Amount.

This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither the Company nor any Company subsidiary would be able to deduct the amount of any participant’s excess parachute payment and the $1,000,000 limit on deductible compensation under Section 162(m) of the Tax Code would be reduced by the amount of the excess parachute payment.

The 2005 Plan addresses excess parachute payment penalties in two ways. Generally, if a participant in the 2005 Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the 2005 Plan also states that another approach will be taken if a 2005 Plan participant has another agreement with the Company or a Company subsidiary (such as an employment or a change in control agreement) that provides for a different approach. As of February 10, 2005, 10 of the Company’s employees (including those officers listed in the Summary Compensation Table) have an employment or change in control agreement with the Company or a Company subsidiary that provides that the Company either will reduce any parachute payment to avoid excess parachute penalties or the Company will reimburse the employee for the 20 percent excise tax, whichever approach produces the largest after-tax result for the employee. Unless a change in control occurs, the Company will not know which of these alternatives will be applied. However, as a general rule, a participant receiving parachute payments less than 400 percent of his or her Base Amount will have a larger after-tax benefit if his or her parachute payments are reduced to avoid the excess parachute penalties and a participant receiving parachute payments greater than 400 percent of his or her Base Amount will have a larger after-tax benefit if he or she is reimbursed for the 20 percent excise tax.

Section 409A of the Tax Code. Some grants under the 2005 Plan may be subject to deferred compensation rules imposed under Section 409A (“Section 409A”) of the Tax Code. The IRS has not yet fully described the effect of Section 409A but it has issued some initial guidance that suggests that Section 409A will apply to SARs and, depending on their terms, to other award types. The proceeds of any grant that is subject to Section 409A (such as a cash payment made to settle an SAR that is subject to Section 409A) will be subject to a 20 percent excise tax if those proceeds are distributed before the participant terminates employment with the Company and all Company subsidiaries or before the occurrence of other events specified in Section 409A (such as disability, death or a change in control as defined in Section 409A). Although penalties imposed under Section 409A are imposed on the participant (and not on the Company or any Company subsidiary), these penalties could reduce the value of grants subject to Section 409A and adversely affect the Company’s ability to achieve the 2005 Plan’s purposes.

Because the IRS has not yet issued substantive guidelines, the Company has not been able to reflect the effect of Section 409A in the 2005 Plan. However, the Company intends that the 2005 Plan will be administered to avoid (or minimize) the effect of Section 409A and also intends that the 2005 Plan be amended, before December 31, 2005 (after substantive rules have been issued). This will allow the Company to implement the 2005 Plan’s objectives immediately and in a manner that will minimize the effect of Section 409A.

The following is a summary of how Section 409A may apply to various types of awards granted under the 2005 Plan:

Options. The Company believes that Section 409A will not apply to incentive stock options or to non-qualified stock options that have an exercise price at least equal to the fair market value of a share on the date the option is granted. However, if an SAR is granted in tandem with an option, both the option and the tandem SAR may be subject to Section 409A.

This would mean that the proceeds from the exercise of the tandem SAR or the value of the shares acquired by exercising the related option would be subject to an additional 20 percent excise tax if those proceeds are distributed before the employee terminates employment. Unless additional guidance from the IRS changes this assessment, the Committee will not issue tandem SARs. Also, the Committee will continue its historical practice of granting options with an exercise price at least equal to the fair market value of the shares subject to the option.

SARs. Based on initial guidance issued by the IRS, the Company believes that SARs will be affected by Section 409A. However, the IRS also has provided some permanent and temporary exemptions to this rule. Under these rules, SARs will not be subject to Section 409A if they must be exercised on a date specified when the grant is made or if they may be settled only in Company shares. However, there is no exemption for tandem SARs. Unless additional guidance from the IRS changes this assessment, the Committee will not issue tandem SARs and will not issue freestanding SARs that do not qualify for an exemption from Section 409A.

Restricted Stock and Restricted Stock Units. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to any of these stock awards.

Stock Units. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to stock units issued under the 2005 Plan.

Cash Awards. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to cash awards issued under the 2005 Plan.

Performance-based Awards. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to performance-based awards issued under the 2005 Plan.

Required Vote of Shareholders. The affirmative vote of a majority of the votes cast on such proposal at the 2005 Annual Meeting is required to approve the 2005 Plan.

Benefits Proposed to be Granted under the 2005 Plan

No benefits or amounts have been granted, awarded or received under the 2005 Plan. Because awards to officers and employees are discretionary, no awards are determinable for these individuals at this time. Although such awards are discretionary, if the 2005 Plan is approved by the Company’s shareholders, the Company expects that the awards discussed below will be granted to non-employee directors under the 2005 Plan.

Stock Grants. Presently, one-half of the retainer paid to each non-employee director for his or her Board service is paid in shares of the Company. The Company expects that these stock grants will be made under the 2005 Plan if it is approved by the shareholders. Had the 2005 Plan been in effect for the full year 2004, each non-employee director with the exception of the Lead Director would have been awarded 731 shares under the 2005 Plan, and the Lead Director would have received 1,828 shares. In the aggregate, the non-employee directors would have received 8172 shares.

Stock Units. Currently, the Company’s non-employee directors may elect to defer all or a part of their Board fees (other than the portion of the retainer paid in shares as described above) in performance shares or cash. Performance shares are equivalent in value to the Company’s shares, but the performance shares have no voting rights. Currently, all fees deferred in performance shares are payable only in cash. Under the 2005 Plan, these performance shares would be replaced by stock units. Stock units are similar to performance shares in that they are equivalent in value to the Company’s shares and have no voting rights, however stock units may be settled in either cash or the Company’s shares at the Company’s discretion.

Options. Under the Company’s 2002 Incentive Plan, non-employee directors are automatically granted non-qualified stock options to purchase 6,000 shares (subject to proration if elected or appointed for less than a three year term) following their election, re-election or appointment to the Board. If the 2005 Plan is approved by the shareholders, the Company intends to continue grants to non-employee directors under the 2005 Plan. Had the 2005 Plan been in effect last year, three directors who were reelected to the Board in 2004 would have been granted 6,000 options each and the director who was appointed to the Board in August, 2004 would have been granted 2,000 options under the 2005 Plan, for a total of 8,000 options.

The Board of Directors recommends that shareholders vote FOR the approval of the 2005 Plan.

OTHER MATTERS

The Company files annually with the SEC an Annual Report on Form 10-K. This report includes financial statements and financial statement schedules. Shareholders of the Company may access the Annual Report on Form 10-K including financial statements and schedules for the fiscal year ending December 31, 2004 on the Company’s website at www.ocas.com or obtain a copy without charge by submitting a written request to the following address:

OHIO CASUALTY CORPORATION

Attention: Debra K. Crane

Senior Vice President, General Counsel and Secretary

9450 Seward Road

Fairfield, Ohio 45014

Additionally, the Company’s governance documents, including the Corporate Governance Principles, Charters of the Audit, Executive Compensation, Finance and Governance Committees, and Code of Business Conduct and Ethics can be found on the Company’s website at www.ocas.com/corporate, or may be requested by writing to the address provided above.

Management and the Board of Directors of the Company know of no business to be brought before the Annual Meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the common shares represented by such proxy card on such matters as recommended by the Board of Directors.

EXPENSES OF SOLICITATION

The expense of proxy solicitation will be borne by the Company. Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, by telephone, facsimile, electronic mail or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses. In addition, the Company has retained Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians and nominees. The Company expects to pay Morrow & Co. Inc. no less than $7,500 towards fees in addition to the out of pocket expenses incurred in connection with such solicitation.

By Order of the Board of Directors,

Debra K. Crane, Senior Vice President,

General Counsel and Secretary

April 6, 2005

Exhibit A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

OHIO CASUALTY CORPORATION AND

ITS INSURANCE SUBSIDIARIES

This charter identifies the membership, purpose, authority and responsibilities of the Audit Committee of the Board of Directors of Ohio Casualty Corporation and its Insurance Subsidiaries (the “Companies”).

I.	PURPOSE

The purpose of the Audit Committee (“the Committee”) is to represent the Board of Directors (“the Board”) by providing an independent oversight of accounting and financial reporting practices and the Companies’ system of internal control. The Committee shall assist the Board in monitoring the independence and integrity of the financial reporting process and the adequacy of the internal control structure of the organization. The Committee shall review management’s performance regarding financial reporting and shall make inquiry on a periodic basis of management, the internal auditors and the independent accountants with respect to the following:

A.	whether a fair presentation of published financial information is made in compliance with all applicable professional and regulatory requirements;

B.	whether an effective internal control structure has been established and maintained, including adequate policies and procedures over financial reporting, operations, and compliance with laws and regulations;

C.	whether the quality of internal and external audit efforts is adequate and the Companies’ public accountants are independent.

II.	MEMBERSHIP

A.	The Committee’s membership is determined by the Board and shall consist of not less than three directors, each of whom shall meet the independence requirements prescribed by The NASDAQ Stock Market, Inc. as well as Section 10A of the Securities Exchange Act of 1934 and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder.

Each director serving on the Committee shall have the qualifications applicable to members of an audit committee as may from time to time be required by the rules and standards of the SEC and The NASDAQ Stock Market, Inc. In addition, at least one member of the Committee shall be an “audit committee financial expert” as defined in the applicable rules of the SEC.

The Board shall appoint one of the members of the Committee to be Chair of the Committee.

B.	Members of the Committee shall serve at the discretion of the Board.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

III.	MEETINGS

A.	The Committee shall meet at least quarterly, or more frequently as may be necessary or appropriate in its judgment. Meetings of the Committee may be called by the Chairman of the Board, the President of the Companies or by any member of the Committee. The Committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Meetings of the Committee may be held by means of communications equipment.

B.	A majority of the Committee members must be present at the Committee meeting, either in person or by means of communications equipment, to constitute a quorum for such meeting. Once a quorum is established, voting will be based upon majority rule.

C.	The Committee shall report regularly to the Board with respect to such matters that are within the Committee’s responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or by any other member designated by the Committee to make such report. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

D.	To give the Committee access to the internal auditors, independent accountants and key financial management, the Committee may request the attendance at its meetings of representatives of the independent accountants, the internal auditors, and such members of the Companies’ management as the Committee requests. The Committee shall meet periodically with the internal auditors and the independent accountants, in each case without members of management present.

IV.	AUTHORITY

A.	The Committee has authority to conduct or authorize investigations into any matters within the scope of its responsibilities. It is empowered to:

1.	Appoint, retain, compensate, evaluate and, where appropriate, terminate the Companies’ independent accountants.

2.	Oversee the work of the independent accountants (including the resolution of disagreements between management and the independent accountants).

3.	Pre-approve the audit engagement, including fees and terms, and all other audit or permitted non-audit services performed by the independent accountants.

4.	Retain independent accounting, legal and other advisors to the extent the Committee deems it necessary or appropriate to assist the Committee in carrying out its duties. The Companies shall provide for appropriate funding, as determined solely by the Committee, for payment of compensation to the independent accountants engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attest services for the Companies, compensation to any advisors employed by the Committee and ordinary administrative expenses of the Committee that the Committee determines are necessary or appropriate in carrying out its duties.

5.	Seek any information the Committee requires from employees of The Ohio Casualty Insurance Company, all of whom are directed to cooperate with the Committee’s requests, or external parties.

6.	Meet with the Companies’ officers, independent accountants or inside or outside counsel, as necessary.

7.	Approve any waivers from the Companies’ Code of Ethics for Senior Financial Officers.

B.	The Committee may delegate to its Chair such power and authority as the Committee deems to be appropriate, except such powers and authorities required by law to be exercised by the whole Committee. Such delegated power and authority may include the authority to pre-approve all audit and permitted non-audit services, and the decisions made pursuant to such delegated power and authority shall be reported to the Committee at its next scheduled meeting.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

V.	DUTIES AND RESPONSIBILITIES

A.	Financial Reporting and the Independent Accountants

1.	Appoint and oversee the work of the independent accountants to be engaged for the examination of the consolidated financial statements of the Companies for each fiscal year. The Committee shall have a clear understanding with management and the independent accountants that the independent accountants are ultimately responsible to the Board and the Committee, and report directly to the Committee.

2.	Review and approve the independent accountants’ proposed audit scope and approach, and approve the fees to be paid for such audit services.

3.	Review and discuss with management and the independent accountants the Companies’ annual audited financial statements and the disclosures to be made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of each Annual Report on Form 10-K. The Committee shall consult with the independent accountants outside the presence of management about the internal controls and the effectiveness thereof and the completeness and accuracy of the Companies’ financial statements. The Committee’s discussion should include the matters required to be discussed by Statement on Auditing Standards No. 61 (as such Standard may be modified or supplemented) and an explanation from the independent accountants of the factors considered by the independent accountants in determining the audit’s scope. The independent accountants should confirm that no limitations have been placed on the scope or nature of the audit. The Committee shall discuss with the independent accountants any other matters required to be communicated to the Committee by the independent accountants under generally accepted auditing standards. The Committee should recommend to the whole Board whether the audited financial statements should be included in the Companies’ Annual Report on Form 10-K to be filed with the SEC.

4.	Ensure that the independent accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent accountants and the Companies, consistent with Independence Standards Board Standard No. 1, as modified or supplemented. The Committee shall also be responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

5.	Review separately with each of management, the head of Corporate Audit and the independent accountants, any difficulties or disagreements encountered during the course of the audit, such as restrictions on scope of work or access to required information, as well as any improvements that could be made in the audit or internal control procedures.

6.	Review and approve, in advance, the engagement of the Companies’ independent accountants to perform any permitted non-audit services during the year. Such review and approval will include both the types of services rendered and the applicable fees. The Committee should weigh the effects such services may have on the continuing independence of the independent accountants.

7.	At least annually, obtain and review a report of the independent accountants describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, and any steps taken to deal with any such issues.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

8.	Review and discuss the Companies’ quarterly financial statements with management and the independent accountants, including the Companies’ disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” prior to the filing of each Quarterly Report on Form 10-Q with the SEC. The Committee shall review and discuss the results of the independent accountants’ review of the Companies’ quarterly financial statements and any other matters required to be communicated to the Committee by the independent accountants under generally accepted auditing standards.

9.	Discuss with management and, where appropriate, the independent accountants, the type and presentation of financial information to be disclosed in the Companies’ earnings press releases, as well as financial information and earnings guidance provided to investors.

B.	Internal Controls and the Internal Audit Function

1.	Review the internal auditors’ involvement in the audit of the financial reporting process and the coordination of their activities with the independent accountants.

2.	Review the activities and reports of the internal auditors and management’s cooperation with the internal audit process.

3.	Consult with the independent accountants, internal auditors and management, together or separately, as appropriate, regarding the adequacy of the Companies’ system of internal control and any control failures that may have been detected.

4.	Review the scope of the internal auditors’ responsibilities, including the annual audit plan, any change in the internal audit role or function, the resources committed to the internal audit function and the quality and depth of staffing.

5.	Discuss with the independent accountants, the internal auditors and management their assessments of the adequacy and effectiveness of the Companies’ systems of disclosure controls and procedures.

6.	Review and approve the appointment or dismissal of the head of Corporate Audit.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

C.	Other Responsibilities

1.	Provide a direct and, when necessary, confidential line of communication to the independent accountants, internal auditors, legal counsel and management.

2.	Establish and maintain procedures and require the Companies to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention and treatment of complaints received by the Companies regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Companies of concerns regarding questionable accounting or auditing matters.

3.	Review annually, with the Chief Executive Officer and Chief Financial Officer, the key operational and financial exposures of the Companies and the steps taken by management to monitor and control such exposures.

4.	Review and assess this Charter at least annually and recommend to the Board for adoption any revisions that the Committee believes are appropriate or necessary. This Charter shall be filed, as an appendix to Ohio Casualty Corporation’s Proxy Statement as required by the rules of the SEC.

5.	Provide a report annually in the Proxy Statement of Ohio Casualty Corporation in accordance with applicable SEC regulations.

6.	Perform a self-evaluation of the Committee’s performance, including a review of the Committee’s compliance with this Charter. The Committee shall conduct its self- evaluation and review in such manner as it deems appropriate and report the results of the evaluation to the Board.

Exhibit B

OHIO CASUALTY CORPORATION

2005 INCENTIVE PLAN

1.00    PURPOSE

This Plan is intended to foster and promote the long-term financial success of the Company and its Subsidiaries; to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s and its Subsidiary’s business is largely dependent; to encourage Participants’ ownership interest in the Company; and to align the interests of management and directors with that of the Company’s shareholders.

2.00    DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this document, the form of any word, term or phrase will include any and all of its other forms.

Act. The Securities Exchange Act of 1934, as amended.

Annual Meeting. The annual meeting of the Company’s shareholders.

Award. Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, shares of Stock, Stock Units and Cash Awards. Grants of Restricted Stock, Restricted Stock Units, Stock Units and Cash Awards may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards, as described in Section 11.00.

Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will be settled if earned. If there is any conflict between the terms of this Plan and the terms of the Award Agreement, the terms of the Plan will prevail.

Beneficiary. The individual a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 15.02; neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.

Board. The Company’s board of directors.

Business Combination. A transaction of the type described in Section 13.01.

Business Criteria. One or more of the criteria listed in Section 11.02.

Cash Award. Any Award that is granted to a Participant under Section 10.00 and which the Award Agreement specifies will be paid in cash.

Cause. For purposes of this Plan and unless otherwise specified in the Award Agreement, with respect to any Participant who is an Employee:

[1] Any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any Company or Subsidiary asset or business opportunity;

[2] Conviction of, or entering into a plea of nolo contendere to, a felony;

[3] Intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after notice to the Participant that he or she has violated a Company policy or procedure; or

[4] Any breach of a written covenant or agreement with the Company or any Subsidiary, including the terms of this Plan.

Code. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superseded after the Effective Date, and any applicable regulations and rulings issued under the Code.

Committee.

[1] In the case of Awards to Directors, the entire Board; or

[2] In the case of all other Awards, the Board’s compensation committee which also is a “compensation committee” within the meaning of Section 1.162-27(c)(4) of U. S. Treasury Regulations. The Committee will be comprised of at least three individuals [a] each of whom must be [i] an outside director, as defined in Section 1.162-27(e)(3)(i) of U. S. Treasury Regulations and [ii] a “non-employee director” within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration from the Company or any Subsidiary in any capacity other than as a director, except as permitted under Section 1.162-27(e)(3) of U. S. Treasury Regulations.

Company. Ohio Casualty Corporation, a corporation organized under the laws of Ohio, and all successors to it.

Director. Each member of the Board or of the board of directors of any Subsidiary who is not an Employee.

Disability. A disability as defined in Code §22(e)(3).

Dividend Equivalent Right. A right to receive the amount of any dividend paid on a Share of Stock underlying a Stock Unit, as provided in Section 9.03.

Effective Date. The earlier of [1] the date this Plan is approved by the Board or [2] the date this Plan is approved by the Company’s shareholders.

Employee. Any individual who is a common law employee of the Company or of any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an Employer for any reason and on any basis will be treated as a common law employee only from the date of that reclassification and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Exercise Price. The price, if any, at which a Participant may exercise an Award.

Fair Market Value. The value of one share of Stock on any relevant date, determined as follows:

[1] If the shares are traded on an exchange (including the NASDAQ National Market System), the reported “closing price” on the relevant date, if it is a trading day; otherwise on the next trading day;

[2] If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day; otherwise on the next trading day; or

[3] If neither subsection [1] nor [2] of this definition applies, the fair market value as determined by the Committee in good faith and, with respect to Incentive Stock Options, consistent with rules prescribed under Code §422.

Freestanding SAR. A Stock Appreciation Right that is not associated with an Option and is granted under Section 7.00.

Grant Date. The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.

Incentive Stock Option. Any Option granted under Section 5.00 that, on the Grant Date, meets the conditions imposed under Code §422(b) and is not subsequently modified in a manner inconsistent with Code §422.

Nonqualified Stock Option. Any Option granted under Section 5.00 that is not an Incentive Stock Option.

Option. The right granted under Section 5.00 to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.

Participant. Any Employee or Director to whom the Committee grants an Award. Designation of a Participant in any year will not require the Committee to designate that person to receive an Award in any other year or, once designated, to receive the same type or amount of Award granted to the Participant in any other year. The Committee will consider the factors it deems pertinent to selecting Participants and in determining the type and amount of their respective Awards.

Performance-Based Award. An Award granted subject to Section 11.00.

Performance Period. The period over which the Committee will determine if a Participant has met conditions imposed on a Performance-Based Award.

Plan. Ohio Casualty Corporation 2005 Incentive Plan.

Plan Year. The Company’s fiscal year.

Prior Plan. The Ohio Casualty Corporation 2002 Stock Incentive Plan.

Restricted Stock: An Award granted under Section 6.01.

Restricted Stock Unit: An Award granted under Section 6.02.

Restriction Period. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.

Retirement or Retire. In the case of:

[1] An Employee, Termination of Service after meeting the definition of normal or early retirement under the Company’s tax-qualified defined benefit pension plan (or if no plan of this type is then in effect, as defined in the tax-qualified defined benefit pension plan that the Company most recently maintained), whether or not the Employee is then accruing (or ever has accrued) a benefit under that plan; and

[2] In the case of Directors, their departure from the Board for any reason other than Disability or death.

Stock. Common shares of the Company.

Stock Appreciation Right (or “SAR”). An Award granted under Section 7.00 that is either a Tandem SAR or a Freestanding SAR.

Stock Unit. An Award granted under Section 9.00.

Subsidiary. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

Tandem SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 7.00.

Termination of Service (or references to a Participant’s Service being Terminated). As applicable, [1] termination of the employee-employer relationship between a Participant and the Company and all Subsidiaries for any reason, [2] with respect to an Employee of a Subsidiary, a severance or diminution of the ownership relationship between the Company and that entity after which that entity is no longer a Subsidiary and after which that person is not an Employee of the Company or any entity that then is a Subsidiary or [3] cessation of a Director’s service on the Board (and the boards of directors of all Subsidiaries) for any reason. However, (with respect to any Award that is not an Incentive Stock Option) and unless the Committee specifies otherwise either in the Award Agreement or subsequently, a Termination of Service will not have occurred solely because an Employee becomes a consultant to the Company or any Subsidiary but only if that consultant is providing bona fide services to the Company or any Subsidiary. Also, with respect to any Award (including an Incentive Stock Option), a Termination of Service will not have occurred while the Employee is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contact or written agreement, including the Award Agreement, between the Participant and the Company) due to illness, military service or other leave of absence approved by the Company.

3.00    ADMINISTRATION

3.01 Committee Duties.

[1] The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants.

[2] The Committee (or the Board, as appropriate) also may amend the Plan and Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

3.02 Delegation of Duties. In its sole discretion, the Committee may delegate to any individual or entity (including Employees) that it deems appropriate any of its duties other than those described in Section 3.03[1] and [2].

3.03 Participation.

[1] Consistent with the terms of the Plan, the Committee will:

[a] Decide which Employees and Directors may become Participants;

[b] Decide which Participants will be granted Awards;

[c] Identify the type of Awards to be granted to each Participant;

[d] Specify the terms and conditions imposed on any Awards granted;

[e] Develop the procedures through which an Award may be exercised;

[f] Specify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired through the Plan;

[g] Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan; and

[h] Discharge the duties described in Section 11.00 with respect to Performance Based Awards.

[2] The Committee may establish different terms and conditions:

[a] For each type of Award;

[b] For Participants receiving the same type of Award; and

[c] For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.

[3] The Committee (or its delegate) will prepare and deliver an Award Agreement to each affected Participant with respect to each Award. The Award Agreement will describe:

[a] The type of Award and when and how it may be exercised;

[b] The effect of exercising an Award;

[c] Any Exercise Price associated with the Award;

[d] Any conditions that must be met before the Award may be exercised;

[e] Any performance objectives imposed on Performance-Based Awards as described in Section 11.00;

[f] When and how the Award may be exercised; and

[g] Any other applicable terms and conditions affecting the Award.

3.04 Conditions of Participation. By accepting an Award, each Participant agrees:

[1] To be bound by the terms of the Award Agreement and the Plan; and

[2] That the Committee (or the Board) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

4.00    STOCK SUBJECT TO PLAN

4.01 Number of Shares.

[1] Subject to Section 4.03, the number of shares of Stock subject to Awards under the Plan is the sum of:

[a] 988,000; plus

[b] The number of shares of Stock that were authorized to be awarded under the Prior Plan but were not awarded under the Prior Plan; plus

[c] The number of shares of Stock that were awarded under the Prior Plan but which are subsequently forfeited under the terms of the Prior Plan.

The terms of the Prior Plan will continue to apply to all awards issued under the Prior Plan while those awards are outstanding under the Prior Plan. However, the terms of this Plan will apply to Awards issued with respect to all shares of Stock described in Section 4.01[1][a], [b] and [c].

[2] The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

4.02 Unfulfilled Awards. Any Stock subject to an Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the Award’s Fair Market Value and its Exercise Price may again be granted under the Plan and, in the discretion of the Committee, may be subject to a subsequent Award.

4.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust the number of Awards that may or will be granted to Participant in any Plan Year, the aggregate number of shares of Stock available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan) the respective Exercise Prices and/or limitations applicable to outstanding or subsequently granted Awards and any other affected factor, limit or term applying to Awards. Any decision of the Committee under this section will be final and binding on all Participants and Beneficiaries.

4.04 Limitations on Number of Shares Issuable to a Participant. The aggregate number of shares of Stock with respect to which Awards may be issued under this Plan to any Participant in any calendar year will not exceed 400,000 (adjusted as provided in Section 4.03), including Awards that are cancelled or deemed to have been cancelled under Section §162-27(e)(2)(vi)(B) of U. S. Treasury Regulations during the Plan Year granted.

5.00    OPTIONS

5.01 Grant of Options.

[1] The Committee may grant Options to Participants who are Employees at any time during the term of this Plan. Options granted to Employees may be either [a] Incentive Stock Options or [b] Nonqualified Stock Options.

[2] The Committee may grant Nonqualified Stock Options to each Director at any time, subject to any terms and conditions imposed by the Committee on the Grant Date.

5.02 Option Price. Except as provided in Section 5.04[2], each Option will bear an Exercise Price that is not less than the Fair Market Value of a share of Stock on the Grant Date.

5.03 Exercise of Options. Options awarded to a Participant under Section 5.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement and to the terms of the Plan. However:

[1] An Option may not be exercised for a fraction of a share, (instead, fractional shares will be settled in cash);

[2] The Committee may prohibit a Participant from exercising Options for fewer than the minimum number of shares specified by the Committee in the Award Agreement but only if this prohibition does not prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable; and

[3] Unless the Committee specifies otherwise in the Award Agreement, no Option may be exercised more than 10 years after its Grant Date.

5.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

[1] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries) will not exceed $100,000 [or the amount specified in Code §422(d)], determined under rules issued under Code §422;

[2] Each Incentive Stock Option granted to a Participant who owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Subsidiary, determined under rules issued under Code §422, will bear an Exercise Price that is at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date;

[3] No Incentive Stock Option may be granted to any individual who is not an Employee on the Grant Date;

[4] No Incentive Stock Option may be exercised more than 10 years after it is granted (five years if the Participant owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Subsidiary), determined under rules issued under Code §422; and

[5] The maximum number of shares of Stock that may be granted through Incentive Stock Options during the term of the Plan will not be larger than 2,000,000.

5.05 Payment for Options. The Committee will develop procedures through which a Participant may pay an Option’s Exercise Price, including a cashless exercise or tendering shares of Stock the Participant already has owned for at least six months, either by actual delivery of the previously owned shares of Stock or by attestation, valued at their Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

5.06 Restrictions on Transferability. The Committee may impose restrictions on any shares of Stock acquired through an Option, including restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system on which Stock is then listed or traded, or any applicable blue sky or state securities laws.

5.07 Restrictions on Reload/Repricing. Regardless of any other provision of this Plan:

[1] Neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock then is traded or, if the Stock is not then traded on an exchange, as defined under rules issued by the New York Stock Exchange) any Award without the prior approval of the shareholders; and

[2] No Participant will be entitled (and no Committee discretion may be exercised to extend to any Participant) to an automatic grant of additional Options in connection with any exercise of an Option.

6.00    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.01 Restricted Stock. Subject to the terms of this Plan, the Committee may grant Restricted Stock to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement and to the terms of the Plan.

[1] Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. At the Committee’s sole discretion, all shares of Restricted Stock will:

[a] Be held by the Company as escrow agent during the Restriction Period; or

[b] Be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.

[2] Restricted Stock will be:

[a] Forfeited (or if shares were issued to the Participant for a cash payment, those shares will be resold to the Company for the amount paid), if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or

[b] Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all restrictions have then been met.

[3] During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been issued as described in Section 6.01[1][b]:

[a] May exercise full voting rights associated with that Restricted Stock; and

[b] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

6.02 Restricted Stock Units. Subject to the terms of this Plan, the Committee may grant Restricted Stock Units to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement and to the terms of the Plan.

[1] Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

[2] Restricted Stock Units will be:

[a] Forfeited, if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or

[b] As soon as practicable after all restrictions have then been met, will be settled in the form specified in the Award Agreement. If the Award Agreement specifies that SARs will be settled [i] in shares of Stock, the number of shares issued will equal the number of Restricted Stock Units to be settled, [ii] in cash, the amount distributed will equal the number of Restricted Stock Units to be settled multiplied by the Fair Market Value of a share of Stock on the settlement date or [iii] in a combination of shares of Stock or cash, as computed under subsection 6.02[2][b][i] and [ii].

[3] During the Restriction Period, Participants may not exercise any voting rights associated with the shares of Stock underlying his or her Restricted Stock Units or to receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying his or her Restricted Stock Units.

7.00    STOCK APPRECIATION RIGHTS

The Committee may grant Freestanding SARs and Tandem SARs (or a combination of each) to Participants at any time during the term of this Plan.

[1] The Exercise Price specified in the Award Agreement will:

[a] In the case of a Freestanding SAR, never be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and

[b] In the case of a Tandem SAR, never be less than the Exercise Price of the related Option.

[2] Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. However:

[a] A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable;

[b] A Tandem SAR will expire no later than the date the related Option expires;

[c] The value of the payout with respect to a Tandem SAR related to an Incentive Stock Option will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of the shares of Stock subject to the related Option at the time the Tandem SAR is exercised; and

[d] A Tandem SAR related to an Incentive Stock Option may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is greater than the Option’s Exercise Price.

[3] Freestanding SARs will be exercisable subject to the terms the Committee specifies in the Award Agreement and to the terms of the Plan.

[4] A Participant exercising an SAR will receive an amount equal to:

[a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price; multiplied by

[b] The number of shares of Stock with respect to which the SAR is exercised.

Unless otherwise specified in the Award Agreement, all SARs will be settled in shares of Stock.

8.00    OTHER STOCK AWARDS TO PARTICIPANTS

The Committee may grant Awards of shares of Stock to any Participant as an incentive, bonus or in lieu of any retainer due to a Director as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

9.00    STOCK UNITS

9.01 Stock Unit Awards. The Committee may, in its discretion, grant Stock Units to Participants. Stock Units will be subject to any terms and conditions, including vesting that the Committee specifies in the Award Agreement and to the terms of the Plan. Stock Units may constitute Performance-Based Awards, as described in Section 11.00. The Award Agreement will state the form in which the Stock Unit is to be settled and when the Stock Unit will be settled. Shares of Stock issued through a Stock Unit Award may be issued with or without payment by the Participant as required by applicable law or any other consideration specified by the Committee. The Award Agreement will specify if the Participant granted a Stock Unit also will be entitled to a Dividend Equivalent Right.

9.02 Settling of Stock Units. One share of Stock will be issued for each Stock Unit to be settled in shares of Stock unless the Award Agreement provides for settlement in cash or partially in cash and partially in shares of Stock. If all or part of any Stock Unit Award is to be settled in cash, the amount distributed will be the Fair Market Value of the number of shares of Stock that otherwise would have been distributed to settle the Stock Unit.

9.03 Disposition of Dividend Equivalent Rights. The right to receive the amount of any Dividend Equivalent Right will be forfeited or paid in cash or in the form of additional Stock Units (as provided in the Award Agreement) when the associated Stock Unit is forfeited or settled.

10.00    CASH AWARDS

The Committee may, in its discretion, grant Cash Awards. Cash Awards [1] will be subject to the terms and conditions, including vesting, that the Committee specifies in the Award Agreement and to the terms of the Plan and [2] may constitute Performance-Based Awards under Section 11.00. The maximum annual Cash Award that may be paid to any Participant in any single Plan Year is not more than $5,000,000.

11.00    PERFORMANCE-BASED AWARDS

11.01 Generally. Any Restricted Stock, Restricted Stock Units, Stock Units or Cash Awards granted under the Plan may be granted in a manner that qualifies as “performance-based compensation” under Code §162(m). As determined by the Committee in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving performance objectives derived from one or more of the Business Criteria over the Performance Period established by the Committee.

11.02    Business Criteria.

[1] The Business Criteria imposed on Performance-Based Awards will be one of more of the following and may be applied solely with reference to the Company (or Subsidiary) or relatively between the Company (or Subsidiary) and one or more unrelated entities:

[a] Operating income (pre- or post-tax);

[b] Total return to shareholders;

[c] Return on equity;

[d] Premiums;

[e] Share price;

[f] Book Value;

[g] Surplus;

[h] Underwriting profit, underwriting ratio;

[i] Expense or expense ratio;

[j] Combined ratio;

[k] Income, net income (pre- or post-tax); and

[l] Performance relative to peer companies.

[2] Different Business Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by Company or any Subsidiary, [b] any combination of the Company and Subsidiaries or [c] any combination of segments, products or divisions of the Company and Subsidiaries.

11.03 Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee will establish in writing [1] the performance objectives to be applied and the Performance Period over which their achievement will be measured, [2] the method for computing the Cash Award or other Award that will be granted or earned if (and to the extent that) those performance objectives are met and [3] the Participants or class of Participants to which the performance objectives apply. Performance objectives will be established in writing no later than 90 days after the beginning of the applicable Performance Period (but in no event after 25 percent of the Performance Period has elapsed).

11.04 Certification of Performance. No Performance-Based Award will be paid to any Participant for any Performance Period until the Committee certifies in writing that the associated objective performance objectives (and all other material conditions) imposed as a condition of receiving that Award have been met.

11.05 Modification of Performance-Based Awards. Once established, the Committee may not revise any performance objectives associated with a Performance-Based Award or increase the amount of the Cash Award or other Award that may be paid or earned if those performance objectives are met. However, the Committee may reduce or eliminate the Cash Award or other Award that may be paid or earned if those performance objectives are met.

12.00    TERMINATION OF SERVICE/LIMITS ON EXERCISABILITY/BUYOUTS

12.01 Effect of Termination of Service on Awards Other than Performance-Based Awards. Unless otherwise specified in the Award Agreement and subject to Sections 12.03 and 12.04, all Awards (other than Performance-Based Awards) will be exercisable or forfeited upon a Termination of Service as provided in this section:

[1] Death. If a Participant’s Service Terminates because of death, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Plan and the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant’s Beneficiary anytime before the earlier of the expiration date specified in the Award Agreement or 15 months after the Participant’s death. However, if the Award Agreement under which an Incentive Stock Option was granted to the deceased Participant specifies an expiration date that is more than 12 months after the Participant’s death and that Incentive Stock Option is not exercised within 12 months after the Participant’s death, the Option will be treated as a Nonqualified Stock Option for the balance of the period described in the preceding sentence.

[2] Disability. If a Participant’s Service Terminates because of Disability, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Plan and the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or his or her Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or 15 months after the Participant Terminates. However, if the Award Agreement under which an Incentive Stock Option was granted to the Disabled Participant specifies an expiration date that is more than 12 months after the Participant’s Termination because of Disability and that Incentive Stock Option is not exercised within 12 months after the Participant’s Termination because of Disability, the Option will be treated as a Nonqualified Stock Option for the balance of the period described in the preceding sentence.

[3] Retirement. If a Participant’s Service Terminates because of Retirement, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Plan and the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or 15 months after the Participant Retires. However, if the Award Agreement under which an Incentive Stock Option was granted to the Retired Participant specifies an expiration date that is more than three months after the Participant’s Retirement and that Incentive Stock Option is not exercised within three months after the Participant’s Retirement, the Option will be treated as a Nonqualified Stock Option for the balance of the period described in the preceding sentence.

[4] Voluntary Termination of Service By Participant. If a Participant who is an Employee voluntarily Terminates Service, [a] all vested Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards will be settled as provided in the Plan and the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or three months after the Participant’s voluntary Termination of Service and [c] all Awards that are not vested or exercisable on the date the Participant voluntarily Terminates Service will be forfeited.

[5] Involuntary Termination of Service Without Cause. If the Service of a Participant who is an Employee is Terminated involuntarily without Cause, [a] all vested Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards will be settled as provided in the Plan and the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or three months after the Participant’s Service is involuntarily Terminated without Cause and [c] all Awards that are not vested or excisable on the date the Participant’s Service is involuntarily Terminated without Cause will be forfeited.

[6] Involuntary Termination of Service With Cause. If the Service of a Participant who is an Employee is Terminated involuntarily for Cause, all outstanding Awards (whether or not then exercisable) will be forfeited as of the date the Participant’s Service is Terminated for Cause.

12.02 Effect of Termination of Service on Performance-Based Awards. Unless the Committee provides otherwise in the Award Agreement or subsequently, a Participant will forfeit all Performance-Based Awards if, before the end of a Performance Period:

[1] His or her Service is Terminated involuntarily for Cause; or

[2] He or she Terminates Service voluntarily.

However, if, before the end of a Performance Period, a Participant dies, becomes Disabled, Retires or his or her Service is involuntarily Terminated without Cause and the Committee determines (under Section 11.04) that the performance objectives established for that period are met, such Participant or the Beneficiary of such Participant will receive a partial award equal to:

[3] The Cash Award and/or other Award that would have been paid to that Participant at the end of the Performance Period during which the Participant dies, becomes Disabled, Retired or was involuntarily Terminated without Cause; multiplied by

[4] The number of whole months between the beginning of the Performance Period and the date the Participant dies, became Disabled, Retired or was involuntarily Terminated without Cause; and divided by

[5] The number of whole months included in the Performance Period.

12.03 Other Limits on Exercisability. Regardless of any other provision of the Plan, all unexercised Awards granted to a Participant will be forfeited if that Participant, before his or her Termination of Service or after Termination of Service but while any Award remains exercisable:

[1] Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s (or a Subsidiary’s) business or renders any service (including business consulting) to entities that compete with any portion of the Company’s (or a Subsidiary’s) business;

[2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company after having been requested to do so; or

[3] Deliberately engages in any action that the Committee concludes harms the Company or any Subsidiary.

12.04 Buy Out of Section 12.00 Awards. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Options, SARs, Restricted Stock, Restricted Stock Units and Stock Units (collectively, “Section 12.00 Awards”) held by that Participant by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value of each (or portion of each) Section 12.00 Awards to be cancelled and [2] the Exercise Price associated with each cancelled Section 12.00 Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Section 12.00 Award that is not exercisable (or, in the case of Restricted Stock or Restricted Stock Units, still is subject to a restriction and not vested) when cancelled under this section. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Notice. At the Committee’s option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.

13.00    MERGER, CONSOLIDATION OR SIMILAR EVENT

13.01 Definition of Business Combination.

[1] Any event that is defined as a “change in control” (or analogous term) under any other written agreement with the Company or any Subsidiary, but only to the extent specified in that other agreement; or

[2] Any transaction (or series of related transactions) that results in the merger or consolidation of the Company or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company’s assets or which is in control [as defined in Code §368(c)] of an entity that has acquired the Company’s assets but only if [a] immediately after the transaction (or the end of a series of related transitions) the persons who owned a majority of the voting power of the Company immediately before the transaction (or the beginning of a series of related transactions) own less than a majority of the voting power of the Company and [b] the terms of the transaction (or series of related transactions) are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law).

13.02 Effect of Business Combination on Options, SAR, Restricted Stock and Restricted Stock Units. If the Company undergoes a Business Combination, [1] all Options and SARs that are then outstanding will become fully exercisable for the remainder of their term (whether or not otherwise exercisable by the terms of the Award Agreement and whether or not any associated performance objectives have then been met) and [2] all remaining restrictions on outstanding Restricted Stock and Restricted Stock Units will lapse as of the date of the Business Combination.

13.03 Effect of Business Combination on Stock Units, Cash or Performance-Based Awards. If the Company undergoes a Business Combination, all restrictions and conditions imposed on Stock Units and Cash Awards will lapse and all performance objectives imposed on Performance-Based Awards will be deemed to have been met. The amount paid under this section will be [1] the value of affected Stock Units or the amount of affected Cash Awards or, in the case of Performance-Based Awards, the target award or, if higher, the award level actually achieved immediately before the effective date of the Business Combination, multiplied [2] by the number of whole months between the beginning of the period over which time-based restrictions on Stock Units and Cash Awards otherwise would have been measured or, in the case of Performance-Based Awards, the beginning of the period over which Performance Goals were to be measured and the date of the Business Combination and divided by [3] the period (expressed in whole months) over which time-based restrictions on Stock Units and Cash Awards otherwise would have been measured or, in the case of Performance-Based Awards, the period (expressed in whole months) over which Performance Goals were to have been measured.

13.04 Application of Code §280G. Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or any Subsidiary then in effect, if the sum (or value) due under Sections 13.02 and 13.03 that are characterizable as parachute payments, when combined with other parachute payments attributable to the same event (whether or not that event is a Business Combination), constitute “excess parachute payments” as defined in Code §280G(b)(1), the entity responsible for making those payments or its successor or successors (collectively, “Payor”) will reduce the Participant’s benefits under this Plan by the smaller of [1] the value of the sum or the value of the payments due under Sections 13.02 and 13.03 or [2] the amount necessary to ensure that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments, the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 business days of receiving that information, the Participant may specify how (and against which benefit or payment source, including benefits and payment sources other than this Plan) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Sections 13.02 and 13.03 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.

14.00    AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant, (except as specifically provided otherwise in the Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section, the Plan or any Award Agreement will restrict the Committee’s right to exercise the discretion retained in Section 12.04 or the Committee’s or the Board’s right to amend the Plan and any Award Agreements without any additional consideration to affected Employees to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

15.00    MISCELLANEOUS

15.01 Assignability. Except as provided in this section, an Award may not be transferred except by will or applicable laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the Committee’s written consent (which may be withheld for any reason or for no reason), a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may subsequently transfer an Award but only to another Permissible Transferee and only after complying with the terms of this section as if the Permissible Transferee was a Participant.

15.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.

15.03 No Guarantee of Continuing Service. Nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of the Company or any Subsidiary to Terminate any Participant’s employment at any time;

[2] Conferring on any Participant any right to continue as an Employee or Director;

[3] Guaranteeing that any Employee will be selected to be a Participant; or

[4] Guaranteeing that any Participant will receive any future Awards.

15.04 Tax Withholding. The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of Stock. If these amounts are not to be withheld from other payments due to the Participant (or if there are no other payments due to the Participant), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

[1] Thirty days after the settlement date; or

[2] The date the Participant remits the required amount.

If the Participant has not remitted the required amount within 30 days of the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.

In its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this withholding obligation through one or more of the following methods:

[3] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[4] By delivering, including by attestation, to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

[5] By remitting cash to the Company; or

[6] By remitting a personal check immediately payable to the Company.

15.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law, or otherwise.

15.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property, in a manner not expressly authorized by the Plan.

15.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

15.08 Term of Plan. Subject to Section 14.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest.

15.09 Governing Law. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.

15.10 No Impact on Benefits. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan or other agreement that does not specifically require the inclusion of Awards in calculating benefits.

OHIO CASUALTY CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to
http://www.eproxyvote.com/ocas
OR
Vote-by-Telephone

Call toll-free
1-877-PRX-VOTE (1-877-779-8683)

Please mark, date, sign and return promptly in the enclosed stamped envelope.

Should you prefer to cast your proxy via telephone or the Internet,

see the instructions printed on the attachment to this card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

X

Please mark

votes as in

this example.

5773

**	Instruction: To withhold authority to vote for any individual nominee in the class listed below, write that nominee’s name in the space provided.

1.	Election of Directors.

To elect the following four (4) nominees as directors to serve terms expiring in 2008 (Class III):

FOR**                 WITHHELD

Dan R. Carmichael

Catherine E. Dolan

Philip G. Heasley

Michael L. Wright

2.	To approve the Ohio Casualty Corporation 2005 Incentive Plan.

FOR                 AGAINST                WITHHELD

Mark box at right if you have any comments/address change noted on the reverse side.

This proxy, when properly executed, will be voted in accordance with the specific indication above. In the absence of such indication, this proxy will be voted for the election of each of the nominees for Director named in Proposal 1 and for Proposal 2, except for any shares the undersigned holds in The Ohio Casualty Insurance Company Employee Savings Plan, which will be voted according to plan rules. If any other matters are brought before the meeting, or if a nominee for election as a Director named in the proxy statement is unable to serve or for good cause will not serve, the proxy will be voted in the discretion of the proxies on such matters or for such substitute nominee(s) as the Directors may recommend.

All proxies previously given by the undersigned are hereby revoked. Receipt of the accompanying Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 2004, is hereby acknowledged.

The signature or signatures to this proxy must be the same as the name or names which appear hereon. Persons signing as attorneys, executors, administrators, trustees or guardians should give full title as such.

Signature:                                                       Date:                          Signature:                                                       Date:

OHIO CASUALTY CORPORATION

PROXY VOTING INSTRUCTION CARD

Your vote is important. By casting your vote in one of the three ways described on this instruction card, you will vote all of the common shares of Ohio Casualty Corporation that you are entitled to vote, including any common shares held on your behalf in The Ohio Casualty Insurance Company Employee Savings Plan.

Please consider the issues in the proxy statement and cast your vote by:

•  Accessing the World Wide Web site http://eproxyvote.com/ocas to vote via the Internet. You can also register at this site to access future proxy materials electronically.

•  Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

•  Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Ohio Casualty Corporation, c/o EquiServe Trust Company, N.A., P.O. Box 8291, Edison, New Jersey 08818-9096.

You can vote by phone or via the Internet any time prior to May 18, 2005. If you do so, you do not need to mail your proxy card.

DETACH HERE

PROXY

OHIO CASUALTY CORPORATION

This Proxy is solicited on behalf of the Board of Directors

ANNUAL MEETING OF SHAREHOLDERS MAY 18, 2005

P
R
O
X
Y

Each undersigned shareholder of Ohio Casualty Corporation (the “Company”) hereby constitutes and appoints Stanley N. Pontius, Dan R. Carmichael and Debra K. Crane, or any one of them, with full power of substitution in each of them, as proxy or proxies of the undersigned to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held in the Ohio Casualty University Auditorium at Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014, on Wednesday, May 18, 2005, at 10:30 a.m., local time, and at any adjournment thereof, all of the common shares of the Company the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, including any common shares held on the undersigned’s behalf in The Ohio Casualty Insurance Company Employee Savings Plan, as follows:

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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